Exhibit 10.44

Contract Number：SMX-JSZH- 2020 -003

Longguang Ancha 50MW mega-watt

Photovoltaic Energy Generation Project

Construction contract

Commercial Part

3 Month 2020 Year

Contract Number：SMX-JSZH- 2020 - 003

Contents

Part 1 Agreement		7

Project overview		7

Origins of Main Technologies		7

Main dates		7

Engineering quality standards		7

Composition, price and paying currency of Contract		7

Contractor Assurance		8

Validity		8

Part 2 General Article		9

Article 1 General Provisions		9

1.1	Definitions and Interpretations	9

1.2	Contract documents	11

1.3	Language	12

1.4	Applicable law	12

1.5	Standard and regulations	12

1.6	Legal compliance	12

1.7	Confidential matters	13

Article 2 Employer		13

2.1	Duties and rights of Employer	13

2.2	Delegate of Employer	13

2.3	Supervisor	13

2.4	Safety assurance and security responsibility	13

Article 3 Contractor		14

3.1	Rights and duties of Contractor	14

3.2	Project manager	14

3.3	Project quality warranty	14

Contract Number：SMX-JSZH- 2020 - 003

3.4	Security assurance	15

3.5	Occupational health and environment protection certificate	15

3.6	Progress assurance	15

3.7	Site security	15

3.8	Subcontract	15

Article 4 Schedule, delay and suspension		16

4.1	Project schedule	16

4.2	Design schedule	16

4.3	Construction progress schedule	16

4.4	Overdue compensation	17

4.5	Suspension	17

Article 5 Technology and design		18

5.1	Production process technology, architectural art model	18

5.2	Design	19

5.3	Design review stage	19

5.4	Trainings for operators and repairers.	20

5.5	Intellectual Property	20

Article 6 engineering materials		20

6.1	supplement of engineering materials	20

6.2	Inspection	21

6.3	Import materials and customs declaration, clearance	22

6.4	Transportation and over-limit materials transportation	22

6.5	Re-order and consequences	22

6.6	Engineering materials storage and surplus	22

Article 7 Construction		23

7.1	Duties of Employer	23

7.2	Duties of Contractor	23

7.3	Construction techniques.	24

7.4	Human and machines resources.	24

Contract Number：SMX-JSZH- 2020 - 003

7.5	Quality and inspection	25

7.6	Covert engineering and intermediate acceptance	26

7.7	Disputes on construction quality	26

7.8	Health, safety and environment	27

Article 8 Completion test		30

8.1	Duty of completion test	30

8.2	Inspection and acceptance of completion test.	30

8.3	Security and inspection of completion test	31

8.4	Delayed completion test.	32

8.5	Re-test and re-acceptance	32

8.6	Failure to passing completion test	32

8.7	Dispute on completion test result	33

Article 9 Project acceptance		33

9.1	Project acceptance	33

9.2	Acceptance certificate	33

9.3	Duties of Project acceptance	34

9.4	Failure to accept Project	34

Article 10 post completion test		34

10.1	Rights and duties	34

10.2	Testing procedures after completion	35

10.3	Test and test run after completion	36

10.4	Delay of post completion test	36

10.5	Re-test after completion	36

10.6	Failure to pass the test	37

10.7	Post completion and test acceptance certificate	37

10.8	Deprive of production and usage value	37

Article 11 quality warranty		37

11.1	The agreement on quality warranty	37

11.2	Amount of quality Warranty	37

Contract Number：SMX-JSZH- 2020 - 003

Article 12 Acceptance of this Project		38

12.1	Acceptance report and complete information of completion	38

12.2	Acceptance	38

Article 13 Alteration and modification to the contract price.		38

13.1	Right to alteration	38

13.2	Alteration extent	38

13.3	Alteration procedures	39

13.4	Emergent alteration procedures	40

13.5	Determination on alteration to the price	41

13.6	Recommendation of alteration to interest division.	41

13.7	Adjustment to contract price	41

13.8	Dispute on the adjustment to contract price	41

Article 14 Total contract price and payment		41

14.1	Total contract price and payment	41

14.2	Performance bonds	42

14.3	Payment in advance	42

14.4	Payment for engineering progress	42

14.5	Temporary deduction and payment of quality warranty	42

14.6	Payment in accordance to payment schedule	43

14.7	Payment conditions and time arrangement	43

14.8	Delay of payment	44

14.9	taxation matters and customs	44

14.10	payment of compensation	44

14.11	settlement after completion	44

Article 15 Insurance		46

15.1	Contractor’s insurance	46

15.2	All risks insurance and third-party liability insurance	46

15.3	Other regulations about insurance	46

Contract Number：SMX-JSZH- 2020 - 003

Article 16 breach, compensation and rulings		47

16.1	liability of breach	47

16.2	Claim for compensation	47

16.3	Disputes and rulings	48

Article 17 force majeure		48

17.1	Duties when force majeure happens	48

17.2	Consequences of force majeure	49

Article 18 none		49

Article 19 effect and termination		49

Article 20 supplemental article		49

Part 3 Special terms		50

Article 1 general regulations		50

1.1	Definitions and interpretations	50

1.2	Languages.	50

1.3	Applicable laws	50

1.4	Standards, regulations	50

1.5	Confidential matters.	50

Article 2 Employer		50

2.1	Delegate of Employer	50

Article 3 Contractor.		50

3.1	Common duties and rights of Contractor.	50

3.3	subcontract	51

Article 4 progress schedule, delay and suspension		51

4.1	Progress schedule	51

4.2	Construction schedule	51

Article 5 technology and design		51

5.1	Production processing technology, architectural art modeling	51

5.2	Design	52

Article 6 engineering materials		52

6.1	Provision of engineering materials	52

6.2	Project material storage and surplus	52

Contract Number：SMX-JSZH- 2020 - 003

Article 7 construction		52

7.1	Obligations to Employer	52

7.2	Obligations to Contractor	53

7.3	Resources of manpower and machies.	53

7.4	Quality and inspection	53

7.5	Covert engineering and inspected intermediate parts	53

7.6	Health, security and environmental management	53

Article 8 completion test		54

8.1	Duties of completion test	54

Article 9 acceptance for project		54

9.1	Acceptance for project	54

Article 10 post completion test		54

10.1	Duties and obligations	54

10.2	Procedures of post completion test	54

10.3	Post completion test and trial run examination	54

10.4	Failure to pass examination	55

10.5	Certificate of passing examination	55

Article 11 Quality warranty liability		55

11.1	warranty bonds	55

11.2	Engineering quality warranty agreement	55

Article 12 project acceptance		55

12.1	Information of completion and the report of acceptance	55

Article 13 Alteration and adjustment to contract price		56

13.1	Alteration extent	56

Article 14 total contract price and payment		56

14.1	Total contract price	56

14.2	validity	56

14.3	Agreed invoice.	57

14.4	Performance bonds	57

Article 15 insurance		57

15.1	Contractor's insurance	57

15.2	All risk insurance and third-party liability	57

Article 16 Contract dispute settlement, contract effect and termination		57

Contract Number：SMX-JSZH- 2020 - 003

Part 1 Agreement

Employer(Party A)： Qianxinan Zhonghong New Energy Co.,Ltd

Contractor(Party B)：Jiangsu Zhonghong Photovoltaic Engineering Technology Limited Company.

In accordance to Contract Law of People’s Republic of China, Construction Law of People’s Republic of China and relevant laws, administrative regulations, Parties enters into this Contract for [ 50 ] MWp photovoltaic power generation after negotiation under the principles of equality, voluntary, equity and integrity.

Project overview

Project name： Longguang Ancha 50MW

Project site： Gui Zhou Yilong Xinqiao

Project contracting range: Contractor is responsible for all works to construct a complete photovoltaic power generation system from the start time of this Project until the photovoltaic power generation system is put into commercial operation and passes the acceptance by relevant national, provincial and city government departments. Contents of this Project include but not limited to the development within full extent of the engineering of this Project (including outgoing line engineering, changing line for station, installation test and the equipment on both sides), survey and design (including preliminary design, construction drawing design, completion drawing design and accessing system design, etc.), civil works (including ground treatment, booster station, outgoing line, etc.), spare parts, transportation, storage, insurance, installation engineering, technology service, production prepare, personnel training, debugging, test, grid acceptance, completion acceptance, formalities and acquire certificate issued by relevant government departments, after-sale and IT system for this Project, standardized management and post-evaluation support, etc. Total contract price includes the whole expenditure related to this Project during construction (excluding supervision).

This General Contract does not contain any one-off fees of supply of equipment and materials (including photovoltaic components) for this Project, land leasing, compensation, land clearing, crop compensation, adjustments, etc., which shall all be handled by Party B but paid by Party A.

Origins of Main Technologies

Typical Designs of Photovoltaic Generation Project (refers to appendix 1), Inspection and Acceptance Procedures of Construction Quality of Pv Power Station (appendix 2) and national and professional technical standards.

Main dates

Term of contract (absolute date or relative date): no later than the expiry date of the warranty.

Term of contract (absolute date or relative date): [15] date [03 ] month [ 2020 ] year.

Date of grid-connection: completing the grid-connection and starting power generation before [30] date [ 06] month [ 2020] year.

Engineering quality standards

Project standards: refers to Inspection and Acceptance Procedures of Construction Quality of Pv Power Station (details refer to appendix 2) and national and professional technical standards.

Composition, price and paying currency of Contract

Contents of this Contract include project development, design, construction and installation, etc.

Total price of Contract in RMB: the value, apart from the price of the equipment and components, in RMB is ¥ [ 233,641,980.00 ] (capital form:[       ]) (project price), price of specific item will be ascertained by final accounting of this Project.

Contract Number：SMX-JSZH- 2020 - 003

The design volume of this Project is [ 59.9082 ] MWp, in which the single price of every volume (w) of component equipment is RMB [ 3.90 ]. For example, if Employer require to aggrandize this Project and the price of the added part shall be settled at RMB ¥ [ 3.90 ]/w.

Contract Price will not be changed unless increased or decreased according to this Contract during construction procedure.

Contractor Assurance

Contractor assures that it will pay the engineering price to sub-contractors without delay in accordance to this Contract and ensures that sub-contractors will not affect the construction and post operation of this Project, or otherwise that the employer is entitled to pay a reasonable amount of money to sub-contractors and deduct the same amount of money from engineering payment, from which the incurred losses shall be borne by the contractor.

Contractor assures Employer that it will, entirely in accordance to this Contract, carry out development, design, construction, debugging until completing grid of this Project to make sure that this Project will operate in accordance to this Contract, and undertake repairing all breakdowns and defects due to Contractor in quality warranty period.

Contractor undertake land formalities of this Project, and assures that the land will meet the requirement of power plant volume of [59.9082 ]MW and the requirement of using term of 25 years, without disputes about ownership (the formality of transferring of the land must comply with Party A’s requirement), and that the expense of land lease (including compensation, clearing price, crop compensation, adjusting fees, etc.) will be paid at actual amounts.

Before the Project transferred to Employer, Contractor assures that it will have completed acquiring all certificates and official approvals required by this Project, ensuring the whole set of formality documents is in its integrity, compliance and validity.

Contractor undertakes development and formalities of the whole Project and completing all works for grid construction of the whole power plant, about which Employer has full trust in Contractor’s professional competency.

The meanings of relevant terms hereof are same as the definitions and interpretations designated in general articles of this Contract.

Validity

This Contract shall enter into force after signed and be affixed official seals or seals of contract by two parties hereto.

Time of engagement: [ 15 ] date [ 3] month [ 2020 ] year

Place of engagement: Nanjing City, Jiangsu Province.

Signing sheet：

Employer： Qianxinan Zhonghong New Energy Co.,Ltd

Contractor：Jiangsu Zhonghong Photovoltaic Engineering Technology Limited Company

delegate：	delegate：

Post code:[ ]	Post code：[ ]

Phone number：[ ]	Phone number：[ ]

E-mail box：[ ]	E-mail box：[ ]

Bank: [ ]	Bank：[ ]

Account: [ ]	Account：[ ]

Contract Number：SMX-JSZH- 2020 - 003

Part 2 General Article

Article 1 General Provisions

1.1 Definitions and Interpretations

1.1.1 General Article refers to the general articles subjected to by parties hereto in the execution of this engineering contract under laws and administrative regulations.

1.1.2 Special terms refers to the articles engaged in supplements, amendments and promotions to General Article according to actual facts of this Project and is agreed to be subjected to by both parties.

1.1.3 Engineering Contract refers to that Contractor, appointed by Employer, contracts for undertakes the design, construction (including completion acceptance), trial operation or others of engineering construction of this Project through the whole procedures or design and other stages.

1.1.4 Employer, refers to the party hereto which is designated as employer in this Contract, including its legal successor and approved transferee.

1.1.5 Contractor, refers to the party hereto which is designated as contractor and accepted as a qualified body for engineering contract in this Contract, including its legal successor.

1.1.6 Sub-contractor, refers to the qualified legal entity or other entity and is appointed by Contractor to undertake part of engineering works or services according to this Contract.

1.1.7 Delegate of Employer refers to the specific person appointed by Employer to execute this Contract.

1.1.8 Supervisor, refers to the qualified engineering supervision institution appointed by Employer.

1.1.9 Engineering director, refers to the chief supervising engineer authorized by Supervisor to undertake the supervision of the execution of contract.

1.1.10 Project manager, refers to the delegate appointed by Employer under this Contract to undertake the actual execution of this Contract.

1.1.11 Permanent engineering, refers to the engineering designed, constructed, tested and post tested of completion, and trial operated by Contractor according to this Contract, and delivered to Employer for production or using after going through all the procedures aforesaid.

1.1.12  Project development: Contractor undertakes the acquisition of all formality documents required before the gird of the entire power plant of the project [      ] and ensures the whole set of formalities in integrity, compliance and validity. Details refer to Appendix 6 formality list ( subjecting to the government regulations if it requires to exclude or include certain documents), which includes but not limited to as followed:

Acquiring project filing program and undertaking all formalities, in filing period, of preliminary review of land using, land surveying, geological exploration, environment assessment, energy assessment, security assessment, stability assessment, water conservation, opinions of preliminary land review, land transfer procedures, geological disaster assessment, report of mineral below construction, opinions of site selection, red line chart.

Contractor undertakes acquiring power grid access, construction approval, land use planning permission, constructing engineering planning permission, fire protection acceptance, environment protection acceptance and certificate of land usage right.

Contractor must ensure that the land meet requirements of power plant construction, including but not limited to that the land natures meet requirements, that land area meet volume requirement of power plant, and so on. The series of cots and fees of design, supervision, construction, compensation and economic expenditures incurred from water and soil reservation and environment assessment acceptance are all included in this Contract.

Contract Number：SMX-JSZH- 2020 - 003

1.1.13 Temporary engineering, refers to the temporary buildings, structures not constituting a permanent engineering entity, which is constructed for the construction and completion of permanent engineering or repair any quality defects thereof.

1.1.14 Site, refers to any site used as site office of Contractor, and for its staffs’ living, equipment and spare parts storage, construction machines and tools storage, devices storage and engineering construction, which is designated by this Contract.

1.1.15 Project basic information, refers to the permission or approval documents of Project issued by relevant government departments and acquired and supplied by Contractor in appointment by Employer, reports (site selection reports, resources reports, surveying reports), information (meteorological, hydrological and geological), agreements ( water, power, gas, transportation), and relevant data, basic information.

1.1.16 Site-defects information, refers to the coordinates and directions, date and other information of existing buildings, structures on the ground or underground, ancient buildings which must be protected, old trees, the supply of which is required by Contractor for it completing design and undertaking the construction on site.

1.1.17 Design stage, refers to such stage of planning design, overall design, primary design, technical design and construction drawings design, etc.

1.1.18 Project materials, refer to the materials used in the post test of completion, the equipment, materials and spare parts constituting permanent parts of Project, which is designated by design documents.

1.1.19 Construction, refers to the transformation of design documents to real engineering by Contractor, including construction, installation and completion test, etc.

1.1.20 Completion test, refers to the test carried out by Contractor after completing the construction and installation of this Project before accepted by Employer.

1.1.21 Construction completion, refers to that the Project has been constructed, installed in accordance with Contract requirements and design requirements and has passed completion test.

1.1.22 Project acceptance, refers to the process of the delivery of Project between Contractor and Employer and that Employer awards the acceptance certificated to Contractor, so as to let operators, users of Employer take charges and take post completion tests and trial operation Project after the completion test of Project passed.

1.1.23 Post completion test, refers to the test organized by Employer alone under this Contract, or functional test organized by Employer and instructed by Contractor, after Project is delivered to and accepted by Employer.

1.1.24 Trial operation examination, refers to, under this Contract, all the tests including contract object examination, organized by Employer alone or under Contractor’s instructions after the completion test of Project.

1.1.25 Examination acceptance certificate, refers to the examination acceptance certificate issued by Employer after the whole trial operation examination is completed and accepted.

1.1.26  Grid acceptance, refers to, after the entire grid of this Project, Contractor, for acquiring the grid acceptance certificate of this Project issued by Employer, continuous trial operation without breakdowns of 240 hours under the procedure and standards stipulated by the technical part of national industry standards and delivers all information and documents of Project and qualified certificate of grid permission issued by State grid corporation and relevant government department and approvals of power price issued by price control authority.

1.1.27 Project completion acceptance, refers to the settlement and acceptance of Project organized by Employer for and after that Contractor has received examination acceptance certificate, completed outstanding work and repaired defects, and submitted completion acceptance report, completion documents, completion settlement documents in accordance to this Contract. The engineering warranty period starts from the date when the completion acceptance is finished.

Contract Number：SMX-JSZH- 2020 - 003

1.1.28 Project progress plan, refers to all executing stages under this Project or the time plan and schedule of several of them (including design, construction, completion test, project acceptance, stages from post completion acceptance test to trial operation examination) since this Contract entering into effect.

1.1.29 Construction commencement date, refers to the specific date or variable date when Contractor starts constructing, which is designated by the agreement of this Contract.

1.1.30  Completion date, refers to the specific date or variable date, including any expiring date under this Contract, when Contractor finishes Project construction (including completion test), which is designated by the agreement of this Contract.

1.1.31  Alteration, refers to any changes to Project, approved or notified in written by Employer.

1.1.32  Contract price, refers to the specific price under the agreement of this Contract, of works by Contractor, such as design, construction, completion test, post completion test and services, etc.

1.1.33 Contract price alteration, refers to the changes to contract price in correspondence to the decrease or increase of the expenditures required by this Contract.

1.1.34 Total contract price, refers to the final contract price after alterations in accordance to this Contract.

1.1.35 Advance payment, refers to the money paid in advance to Contractor by Employer in accordance to this Contract.

1.1.36 Engineering progress payment, refers to the certain sum of money for the progress of design and construction or service fees of post completion test, which is paid by Employer to Contractor in accordance to the contents and conditions of payment under this Contract.

1.1.37 Engineering quality warranty letter, refers to the warranty letter engaged between Employer and Contractor assuring for the quality of engineering in accordance to relevant regulations of quality warranty by law.

1.1.38 In written, refers to such forms of contract, letter and date message and so on, which can tangibly express the contents thereon. Date messages include telex, fax, electronic data exchange and email.

1.1.39 Liability for breach, refers to the liability borne by any part hereof when it does not execute obligations under this Contract or fails to execute the obligations in accordance to this Contract.

1.1.40 Force majeure, refers to objective situations unforeseeable, unavoidable and insurmountable.

1.1.41 Other definition designated according to the nature of this Project.

1.1.42 The headlines of articles shall not be basis of interpreting this Contract.

1.2  Contract documents

1.2.1 Constituents of contract documents. Contract documents are interpretation and description to each other. Apart from special terms stipulated otherwise, documents consisting this Contract and their priorities are as follows:

(1) Agreement of this Contract

(2) Special terms of this Contract

(3) General articles of this Contract

(4) Standards, regulations and relevant technical documents

(5) Design documents, information and drawings

(6) Other documents as constituents of this Contract

The documents in written of notices, meeting minutes, memorandums, supplemental documents, instructions, faxes, emails, alterations and negotiations, produced during the execution of this Contract by both parties hereto, are constituent parts of this Contract.

Contract Number：SMX-JSZH- 2020 - 003

1.2.2 Parties hereto shall negotiate or adopt the interpretation by supervisor, without affecting normal operation of this Project, in the situation where the articles of this Contract are ambiguous or contradictory to each other, which cannot be clarified by way of interpretation in the priority above listed. When parties hereto cannot reach an agreement or do not adopt the interpretation by supervisor, it shall be settled under article 16.3 about disputes and verdicts.

1.2.3 The headlines of articles in this Contract is only for the convenience of reading, and shall not be a basis for the interpretation of article.

1.2.4 The term “date”, “month”, “ year” all refers to the date, month year of Gregorian calendar. Any start point of any term herein all refers to the next day of the happening date of relevant event. If any start point of any time is calculated at the expiration of a certain term, the start point shall be the next day of the expiring date of the certain term. The expiring date of any term is the very day of expiration. The term “working day” refers to the calendar day apart from legal holidays of China.

1.3  Language

Contract documents is written, interpreted and descripted in simplified Chinese. Simplified Chinese is the main language and takes priority over other language in interpretation or description of this Contract if two languages or more are agreed on by special terms.

In minority districts, parties hereto can agree on the language of the local minorities for writing, interpretation and description of documents of this Contract.

1.4  Applicable law

Laws of the PRC shall be applied to this Contract. The name of certain laws which shall be explicitly instructed refers to special terms.

1.5  Standard and regulations

1.5.1 The name (or number) of the applicable national standards and regulations, industry standards and regulations, local standards and regulations, entrepreneur standards and regulations refer to special terms.

1.5.2 Employer shall provide original version and Chinese version if it use foreign standards and regulations, and indicate the standard of the providing aforesaid, names, number of copies, and time of the regulations.

1.5.3 Employer is entitled to list technical requirements in special terms if there is no relevant existing regulation, standard. Contractor propose implementing method according to agreed time and technical requirements and implement it after being approved by Employer. If Contractor should carry out research test for the implementing method, or should carry out special training for workers, an additional agreement shall be engaged as an appendix to this Contract, expenses of which shall be borne by Contractor.

1.5.4 Any party hereof shall subject itself to the standards and regulations agreed in this Contract when undertaking design, process and construction, and shall not change any national compulsory standard and regulation.

1.5.5 Employer has right to propose suggestions, amendments and alterations (without additional fees) in respects of security, quality, environment protection and occupation health in accordance to standards and regulations under this Contract or applicable law.

1.6  Legal compliance

1.6.1 During the execution period of this Contract, Contractor undertakes coordinate with relevant departments and agencies, if, under national law or administrative law, Contractor is responsible for acquiring Project setting up, city plan, district plan approval, land use approval, commencement approval or construction approval, engineering quality supervising formalities, and other approvals, licenses, certificates, permissions, etc.

1.6.2 Contractor shall undertake design, process, construction, post completion test and completion test in subject to applicable laws, administrative regulations, or industry regulations and bear obligation of quality warranty. Contractor shall undertakes acquiring all approvals, licenses, permissions and formalities required for executing this Contract and ensures Employer’s being prevented from the losses incurred therefrom. If any loss is suffered by Employer as a result of which aforesaid, Contractor shall indemnify Employer according to the actual increase of its reasonable expenditures. Contractor is responsible for grid delay.

Contract Number：SMX-JSZH- 2020 - 003

1.6.3 Contractor shall pay the wages to the employees on time, make personal insurance for them and pay relevant taxes.

1.6.4 For enhance the supervision to the construction work of Project, regulating discipline during engagement and execution of this Contract, preventing all kinds of unjustified behaviors from happening, anti-bribery and anti-corruption statement (refers to the appendix 4) shall be engaged in consideration of actual practice and in accordance to national and local relevant regulations.

1.7  Confidential matters

Party to this Contract bear responsibility of confidentiality for the other party ‘s business secrets, technical secrets learned in the engagement or execution of this Contract, and is forbid to disclose or use them for other purpose out of this Contract without consent, or otherwise bear responsibility of indemnifying the other party if any loss happened to the other party. Party hereto must provide the information used for executing this Contract by the other party. If it is considered necessary by parties hereto, they can sign a confidential agreement as appendix [ ] to this Contract.

Article 2 Employer

2.1  Duties and rights of Employer

2.1.1 Executing the duties of contract price alteration, payment, settlement of completion under this Contract.

2.1.2 Being entitled to propose suggestions about Contractor’s design, construction or other work according to this Contract and national compulsive regulations of security, quality, standards, environment protection and occupational health and works of Contractor can be altered and changed after the suggestions being confirmed by both parties.

2.1.3 Being entitled to propose claim for any loss or damage due to reasons caused by Contractor under this Contract.

2.1.4 Employer is entitled to send notice of suspend in written if it considers it necessary. If the expenditures of Contractor are increased due to Employer’s behavior, the added expenses shall be borne by Employer. If the essential lines of Project are delayed due to Employer, the grid date shall be postponed.

2.1.5 Undertaking other obligations and practicing other rights under this Contract.

2.2  Delegate of Employer

2.2.1 Employer appoints delegate to practice its authorized rights and undertake its duties. Delegate appointed by Employer shall practice within authorization and under this Contract. Delegate of Employer sends out notice in written form with its genuine signature and delivers to project manager.

2.2.2 The name, title, and duties of delegate of Employer are stipulated in special terms. When Employer decide to replace the existing delegate, the name, title, duties and appointment time shall be send in written notice to Contractor 15 days before he/she takes office.

2.3 Supervisor

2.3.1 If Employer is responsible for supervising this Project, the name of supervisor, chief engineering director, supervising extent, contents, duties and authorities shall be clarified in special terms.

2.3.2 Supervisor undertakes supervision over Contractor on behalf of Supervisor, in compliance with authorization, contents, duties and authorities. Supervisor will send Contractor written notice signed by chief engineering director and then delivered to project manager.

2.3.3 If the authority of chief engineering director and the one of delegate of Employer overlap, Employer is responsible for coordination and clarification and notifying Contractor in written.

2.3.4 Chief engineering director has no right to change any right and duty of parties hereto unless consented by Employer or entitled by specific stipulation of special terms.

2.3.5 Employer shall notify Contractor in written 15 days in advance of its replacing chief engineering director, as well as the name, authority, duty, limitation and appointment time of the substitute.

2.4  Safety assurance and security responsibility

The agreement of safety and security will be engaged at some other time.

Contract Number：SMX-JSZH- 2020 - 003

Article 3 Contractor

3.1  Rights and duties of Contractor

3.1.1 Contractor is responsible for undertaking formalities of approval, permission or filing and acquisition of the using right of project land and completing demolition and compensation to make this Project being prepared to commence. Duties of Contractor are completing design, construction, completion test and post completion test in accordance to the standards, regulations, project functions, scale, examination object and grid date under this Contract.

3.1.2 Contractor is responsible for, under this Contract, repairing the defects in design, documents, equipment, materials, components, construction, completion test and post completion due to itself and bears all expenses incurred therefrom.

3.1.3 Contractor is responsible for, under the Contract and requirements of Employer, submitting relevant statements and reports. The class, contents, submitting date refer to special terms.

3.1.4 Contractor is entitled to, under article 2.1.4, propose adding expenditures or postponing the completion date, when being notified of suspension due to Employer.

3.1.5 Any Contractor’s loss, damage and delay of essential lines of Project caused by Employer, Contractor is entitled to claim for compensation or require to postpone the completion date.

3.2  Project manager

3.2.1 Project manager must possess relevant professional qualification, authorized by and on behalf of Contractor to execute this Contract. The name, authority and duty of project manager is stated in special terms. Project manager shall not participate in another project simultaneously. Project manager can leave project site only in consent by Employer and must appoint a temporary experienced staff with to take charge of his/her duties，or otherwise bear the liability of breach under special terms.

3.2.2 Project manager organize the execution of this Project in accordance to the project progress plan as well as under instruction by delegate of Employer or chief engineering director under this Contract. Project manager is entitled to take necessary solutions to ensure the safety of life, property and Project and submit report in writing form in 48 hours to the delegate of Employer or chief engineering director, in emergencies as well as losing contact with delegate of Employer of chief engineering director.

3.2.3 Contractor shall notify Employer in writing form and acquire consent of it if Contractor needs to replace project manager. Employer shall answer in writing form within 15 days since the receipt of notice, or otherwise deemed as consent. The successive project manager shall undertake the stipulated authorities and duties under article 3.2.1. It is deemed to be a breach of Contract if Contractor replace project manager without consent by Employer and therefore, Contractor shall bear the liability of breach under article 3.2.1.

3.2.4 Employer has right to notify Contractor in writing form of replacing the project manager it considers as incompetent and Contractor shall submit promotion report in writing after it has received the notice, after which Contractor shall replace current project manager in 15 days since it received the second notice of replacement sent by Employer and inform Employer of the name, resume of the successor in written form. The new project manager shall continue to undertake the authority under article 3.2.1.

3.3 Project quality warranty

3.3.1 Quality warranty system. The certificate of quality warranty by Contractor keeps being effective during the execution of this Contract. The quality warranty system must be established by Contractor.

3.3.2 Warranty during execution. Contractor, in accordance to standards and regulations under this Contract, ensures the quality of design, process and manufacture, construction, completion test, post completion test and examination acceptance, as well as guarantees to repair in subject to national regulations about quality warranty liability.

Contract Number：SMX-JSZH- 2020 - 003

3.4 Security assurance

3.4.1 Project security functions. Contractor undertakes design, construction, completion test, post completion test and ensure the security function of this Project, under this Contract and in subject to administrative regulations of construction engineering and design, administrative regulations of construction engineering quality and relevant law and regulation about safe production.

3.4.2 Safe construction and environment safety on site. Contractor subjects itself to article 7.8 about health, security and environment.

3.5  Occupational health and environment protection certificate

3.5.1 Engineering design. Contractor, under this Contract and in subject to administrative regulation of construction survey and design, regulation of construction engineering environment protection, and relevant laws, undertakes the design of engineering environment protection and the design of occupational health protection to ensure that the project complies with laws and regulations about environment protection and occupational health.

3.5.2 Occupational health and environment protection on site. Contractor shall subject itself to article 7.8 of health, security and environment.

3.6  Progress assurance

Contractor, in accordance to the progress plan designated in article 4.1, organize orderly and reasonably all the sources required by design, construction, completion test and post completion test, and take effective executing and organizing measures to ensure the completion of progress plan.

3.7  Site security

Contractor undertakes responsibility of site security (including the preliminary process site, official and living zones) from it enters into the site, and starts to construction until Employer accepts project. Contractor is responsible for working out security regime, liability regime and report regime, which is submitted to Employer.

3.8  Subcontract

3.8.1 Subcontract agreement. Contractor can arrange subcontracting bid only for certain items (including design, construction and completion test, etc.) listed in special terms and chooses from the subcontractors listed in special terms.

Employer will approve or put forward its suggestions in 15 days since it received the lists of subcontract items and subcontractors before implementation if this special terms does not list subcontract items and subcontractors. Contractor is entitled to subcontract items meaning to be subcontract since the 16th day after it submits the list of subcontracting items and subcontractors if Employer fails to put forward its consents or suggestions in 15 days.

3.8.2 Subcontractor qualification. Only the subcontractor, which is qualified according to qualification grade of enterprise stipulated by national laws, can be appointed as the subcontractor to this Project.

3.8.3 Contractor shall not subcontract the project in a dismembered manner, nor shall subcontract the project all in once.

3.8.4 Subcontractor shall not transfer the subcontracted works of design, construction, nor subcontract again (excluding the subcontracted whole set of equipment unit or whole set of electrical equipment).

3.8.5 Contractor shall, in accordance to agreement of subcontract, pay the subcontractor on time. If Contractor delay the payment or fails to pay wages to workers, resulting in adverse effects to project under construction or Employer, and Contractor refuse to correct after being notified in writing form, Employer is entitled to deduct the payables straightly from contract price and punish it with a penalty as 1 time as the actual amount in arrear and bear all losses incurred therefrom.

Contract Number：SMX-JSZH- 2020 - 003

3.8.6 Contractor is responsible for subcontractor’s any behavior of breach, mismanagement, negligence or other fault resulting in defects of project quality and causing damages to Employer or delay of completion date, and bear joint liability with subcontractor to Employer.

3.8.7 Contractor shall be responsible for comprehensive management over subcontractor and pay them engineering section on time. If subcontractor makes serious disturbance due to Contractor, Employer is entitled to fine Contractor RMB 50000 every time besides compensations for damages suffered and deduct directly the fines from engineering section.

Article 4 Schedule, delay and suspension

4.1  Project schedule

4.1.1 Contractor undertakes arranging and writing project schedule, in which the construction term shall comply with agreement of this Contract and be approved by Employer. Employer shall approve project schedule within reasonable time or otherwise that Contractor has right, under article 2.1.4, to require for increasing expenditures or postponing completion date. The approval by Employer cannot release Contractor of liability under this Contractor. Number of copies of project schedule and submitting time is stipulated in special terms.

4.1.2 Catchy up with schedule at one’s own expense. Contractor is responsible for take actions to catch up with the project schedule, which Employer also has right to require, if the actual progress is significantly behind project schedule due Contractor.

4.2  Design schedule

4.2.1 Contractor shall compile the design schedule according to the approved project schedule and the design review stage of article 5.3.1 and the time arrangement of design phase organized by Employer. The design schedule shall be approved by the Employer before implementation. The approval of Employer cannot release contractor of contractual obligations.

4.2.2 Commencement date of design. The first day of signing this Contract is considered as the commencement date of design.

4.2.3 Delay of commencement date of design. Contractor shall catch up at its own expenses if there is delay of commencement date of design for its own reasons under article 4.1.2.

4.2.4 Delay of review date in design phase

If Contractor, for its own reasons, fails to submit design documents in accordance to time arrange of the stage of design review and review meeting under article 5.3.1, or the documents submitted does not reach required depth for relevant review stage, resulting in delay of review meeting of design, it shall take actions to catch up and bear all expenses by itself under article 4.1.2. Completion date being delayed and Employer suffering damages for preparing review meeting, the economic incurred therefrom shall be borne by Contractor.

4.3 Construction progress schedule

4.3.1 Contractor shall submit a general design of construction organization with construction progress schedule involved 15 days before construction commencement on site. The schedule aforesaid shall fit with the time arrangement of project progress schedule and connect with the schedule of design and completion test. Refers to special terms if Employer needs Contractor to submit construction progress schedule by essential parts and items.

4.3.2  Delay of commencement date of construction. The delay shall be defined in according to as follows:

(1) Completion date will be postponed if Contractor’s construction cannot be started on time for Employer’s reason.

(2) Contractor shall give justification for the delay of construction commencement for its reasons and take actions to start as soon as possible and that the grid date shall not be delayed.

(3) Grid date shall be postponed if the commencement date is delayed due to force majeure.

Contract Number：SMX-JSZH- 2020 - 003

4.3.3 Completion date

1. When completion acceptance is included in contract scope, the expected completion date and actual completion date shall be defined by ways as followed:

(1) Expected completion date shall defined as the project completion date in special terms 9.1; the completion date of the last engineering shall be considered as the completion date.

(2) The date 14 days after that the project passes completion test, overall acceptance and starts formal power generation and operation ( formal power generation means acquiring approval government and electricity department) shall be the actual completion date of project.

2. When completion acceptance is excluded in contract scope, the expected completion date and actual completion date shall be defined by ways as followed:

(1) Expected completion date shall defined as the project completion date in special terms 9.1; the completion date of the last engineering shall be considered as the completion date;

(2) The date when Contractor, in accordance to this Contract, completes all construction works of engineering stipulated by construction drawings and meet agreed quality standard, is the actual completion date;

(3) The date when Contractor, in accordance to this Contract, completes all construction works of the last engineering stipulated by construction drawings and meet agreed quality standard, is the actual completion date;

3. Construction part reserved in advance by Contractor for completion test or post completion test, or the part reserved in requirement of Employer, will not affect the seldom and minor clearing engineering at last and defects repair used in actual operation by Employer nor affect the determination of completion date.

4.4 Overdue compensation

For Contractor’s reason, completion date is delayed, the overdue compensation shall be borne by Contractor. The amount of overdue compensation for every day of delay and the maximum amount of compensation accumulated in each day are defined in special terms. Employer has right to deduct the compensation from progress payment, completion settling payment or performance bonds.

4.5  Suspension

4.5.1 Suspension due to Employer. Employer can notify Contractor, in writing form to suspend any work in engineering practice. The notice will list the suspending date and expected duration of suspension.

Contractor shall bear the increased expenses incurred from this suspension, or the reasonable expenses incurred from resumption. Therefore, the project critical path will be delayed and the completion date will be postponed accordingly.

4.5.2 Suspension due to force majeure. According to the obligations of force majeure under article 17.1and the consequences of force majeure under article 17.2, parties hereto shall arrange the works.

4.5.3 Contractor’s work at the very time of suspension. When the suspension due to Employer under article 4.5.1 and the suspension due to force majeure under article 4.5.2, Contractor shall immediately stop the works in the site. During suspension, in accordance to this Contract, Contractor is responsible for taking care of, protecting, supervising staffs, engineering, materials, Contractor’s documents, etc. Contractor shall take responsibility if Contractor fails to fulfill the responsibility aforesaid, and therefore causes damages and deterioration, resulting in increasing of expenditures of Employer or delay of completion date.

4.5.4 Contractor’s requirement of restart working. Contractor has right to send notice of requiring to return to work 45 days after the suspension in response to Employer’s notice under article 4.5.1. Contractor has right to require for decrease agreement about part of engineering to reduce the parts of engineering affected by suspension by ways of alteration.

Contract Number：SMX-JSZH- 2020 - 003

Employer’s suspension lasting over 45 days and the whole project being affected, or the suspension lasting over 180 days, or suspension due to force majeure resulting in failure of this Contract, Contractor shall have right to send notice of rescission and terminate this Contract.

4.5.5 Restart working of Employer. After Employer send out notice of rework, Employer has right to organize inspection to Contractor’s affected engineering, equipment, materials, spare parts. Contractor notifies Employer of inspection result and the contents in need of recover and repair and the evaluation of it, from which all expenses incurred is borne by Employer after its confirms. Completion date shall be postponed accordingly if the critical path is delayed due to the recover and repair.

4.5.6 Suspension due to Contractor. Contractor shall be responsible for the loss, damage and delay of completion date due to the suspension of or part of engineering caused by Contractor.

4.5.7 Payment in suspension. During the suspension due to Employer, Employer shall compensate for economic loss so caused to Contractor as loss of suspension, work slowdown, reshipment, transportation of machines and equipment, material and components overstock, etc. unless already paid as agreed in this Contract, and pay the price of permanent engineering equipment, materials and components as follows:

(1) Contractor list the payment in the report of applying for payment by month’s progress of project under article 14.6 or by payment schedule under article 14.7, if Contractor is responsible for and builds up the engineering substance but has not be paid for equipment, materials and spare parts by progress payment, Employer shall arrange payment in the time under article 14.8;

(2)  Both parties shall carry out acceptance and delivery for the unpaid and unaccepted part of permanent equipment, materials and spare parts transported to the site by Contractor, of which the deferred ones shall be repaired by Contractor at its own expense. Employer will pay the progress payment after repairing and accepted for it being qualified as agreed in article 14.4.1 about progress payment;

(3) Employer assumes the corresponding payment of equipment, materials and spare parts purchased for permanent engineering by Contractor;

(4) If Employer require Contractor to return the equipment, materials and spare parts ordered for permanent engineering, and that their suppliers, manufacturers have claimed for indemnify and compensate relevant expenses, that shall be borne by Employer;

Article 5 Technology and design

5.1  Production process technology, architectural art model

5.1.1 Process technology or architectural art model provided by Contractor

If Contractor is responsible for provide production process technology (including patent, proprietary technology, process package) and architectural art model (including architecture design), it shall take responsibility for the supplied process technology date, process conditions, software, analysis manual, operation instruction, equipment manufacturing instruction and other information, requirements, or for architectural art model and its structural design.

Contractor is responsible for the assured index of trial operation, and the description of assured function, which are stipulated in special terms. This assured index of trial operation and this description of assured function, is the evaluation basis of trail operation examination under article 10.3.3. The assured index of trial operation, and the description of assured function is stipulated in special terms according to the features of Project.

5.1.2 Process technology or architectural art model provided by Employer.

With Employer providing with manufacturing process technology (including patent, proprietary technology, process package) and architectural art model (including architecture design), it shall be responsible for the provided process technology date, process conditions, software, analysis manual, operation instruction, equipment manufacturing instruction and other documents of Contractor, requirements of Employer, and architectural art model.

Employer has the duty that to instruct, review and confirm the documents of manufacturing process design and architectural design, which is produced by Contractor in accordance to the documents and information mentioned above. Parties assume their respective responsibility for the assured index of trial operation, and the description of assured function in special terms, which shall be the evaluation basis of trial operation examination and examination responsibility under article 10.3.3.

Contract Number：SMX-JSZH- 2020 - 003

5.2 Design

5.2.1 Standards, regulations.

(1) The standards and regulations stipulated by article 1.5 shall be applicable to the Employer’s acceptance by engineering or the entire project acceptance.

(2) Contractor shall submit suggestions in writing about new standards, new regulations if there are new national standards or regulations being promulgated during the execution of this Contract. The mandatory standards, regulations all shall be subjected to and be considered as alteration; the voluntary and recommended standards and regulations can be adopted or not in accordance to Employer’s decision. If Employer decides to adopt it, it shall be considered as alteration.

(3) In accordance to the applicable laws and regulations and norms of the standards agreed in this Contract, the completed the design drawings, technical data and technical conditions in design documents, is the basis of permanent engineering equipment, materials, parts quality, construction quality and quality of completion test.

5.2.2 Operation and repair manual. Contractor shall instruct post completion test and trial operation examination test, and draw up operation and repair manual, with its patent supplier providing operation instruction and analysis manual and taking responsibility for the authenticity, accuracy, integrity, timeliness of the information and documents, except otherwise stipulated by special terms. The submission of operation instructions, analysis manual and the number of the copies of submitted operation and repair manual, submission term are stipulated in special terms.

5.2.3 Number of the copies of design documents and submission term. Number of the copies of rdesign documents, information and drawings of relevant design stage and the submission term is stipulated in special terms.

5.2.4 The delay of design progress resulted by omission, errors, defects and shortcomings showed in design documents due to Contractor, shall be catch up at its own expenses.

5.3  Design review stage

5.3.1 Design review stage and review meeting time. The design review stage and review meeting time is stipulated in special terms. The expenses of review meeting and the expenses of the participation of staffs of the upper institution of Employer and relevant government department shall be borne by Contractor.

5.3.2 Contractor, under article 5.3.1, submits to Employer design documents of related design review phase, in accordance with all relevant administrative regulations for the design phase of the depth of the design documents, drawings and data. Contractor has the duty to participate in design review meeting organized by Employer, introducing, answering and explaining to the censors and to provide additional information for review process at its own expense.

5.3.3 Employer has the duty that it shall, under article 5.3.2, provide the approval documents and minutes of design review meeting to Contractor. Contractor has the duty to make modification, supplement and perfection to relevant design, in accordance to the approved documents and minutes of review stage, as well as provisions of this Contract and related design regulations.

Contract Number：SMX-JSZH- 2020 - 003

5.3.4 Contractor shall bear the loss of slowdown, delay of completion date or additional costs of organization by Employer of meetings, as a result of cancel or delay of meetings in related design review phase in the case that Contractor fails to submit the whole design documents, drawings and information of related design review stage at the time stipulated by article 5.3.1.

5.3.5 Employer has right, before the design review phase stipulated by article 5.3.1, to propose suggestions, review and confirm design documents, drawings and information of relevant design phase, which cannot reduce or exempt Contractor of any liability or duty under this Contractor.

5.3.6 The design scheme of Contractor shall be approved by design supervisor and Employer before its implementation.

5.4  Trainings for operators and repairers.

Contractor is responsible for working out training plan and styles for operators and repairers of Employer, as well as drawing up training manuals and information.

5.5 Intellectual Property

Agreements of intellectual property and confidentiality shall be made and attached as appendix [ ] to this Contract if any intellectual property such as the technical patent, architectural art model, propriety technology, copyright or more of one or both parties to this Contract (including patents supplier, independent architect of one or both parties).

Article 6 engineering materials

6.1 supplement of engineering materials

6.1.1 Employer undertakes supplement of equipment, materials and components of permanent engineering.

(1) Alteration and the adjustment about contract price shall be made in accordance to article 13, in the case that Contractor suffers from additional costs incurred from slow down and suspension, or delay of essential lines due to Employer or delay of arrival at the site or defects of designated equipment, materials and components.

(2) The costs shall be borne by Employer if it appoints Contractor to work abroad.

6.1.2 The equipment, materials and components of permanent engineering provided by Contractor.

(1) Contractor undertakes the transportation of equipment, materials and components (including spare parts, special tools and technical documents provided by manufacturers) of permanent engineering in accordance to technical index, technical condition, functional requirement and usage requirement stipulated by design documents, and takes responsibility for the outcome of quality test and function test of them, of which the classification, estimate number or the specification list is stipulated in special terms.

(2) If the equipment, materials and components (including building components) have defects as a result of that they do not meet national compulsive standards, the costs for repairing the defects shall be borne by Contractor and the completion date shall not be postponed due to progress delay incurred therefrom.

(3) Contractor is responsible for providing productive materials of post completion test, of which the class or list is stipulated in special terms.

6.1.3 Contractor’s choice of supplier. The suppliers and manufacturing factory of relevant material shall be chose from the supplier list submitted by Contractor and approved by Employer, and by way of bidding.

Contractor shall not imply verbally or in the design documents to designate suppliers and processing factories, except for special circumstance or that there is only one manufacturer.

6.1.4 Employership of engineering materials. After delivery on site of the equipment, materials and components of permanent engineering provided in accordance to article 6.1.1 and article 6.1.2, their ownership is transferred to Employer. Employer shall fulfill its obligation of payment pursuant to this Contract. Before the acceptance by Employer of the Project, Contractor is responsible for the storage, maintenance and protection of engineering equipment, materials and components, which shall not transported out of the site without Employer’s consent.

Contract Number：SMX-JSZH- 2020 - 003

6.2  Inspection

6.2.1 Factory inspection and report

(1) Contractor is responsible for, pursuant to relevant laws and regulations, the mandatory inspection, examination, monitoring and test of the engineering equipment, materials and spare parts designated under article 6.1.2, and submitting relevant reports. The contents, reporting time and number of submitted copies is stipulated in special terms.

(2) If Contractor invites Employer to participate in inspection, it shall send a written notice of the contents, place and time of inspection to Employer before the inspection, examination, monitoring and test in relevant processing and production stage is carried out. Employer shall notify Contractor in writing of that it will participate or not in 5 days since it has received the invitation, or otherwise it is deemed to be a refuse to participate. If Employer participates in inspection, it shall send notice to Contractor in 5 days since it has received the report stipulated in the section (1) in this article.

(3) Contractor bear the wages, subsidies, travel costs and hotel expenses or other expenses alike of staffs who participate in this inspection. Contractor undertakes acquiring approval for entering in to relevant factory and provide conveniences.

(4) Employer shall notify Contractor in writing in 5 days since it has received invitation or report, if it appoints authorized and experienced third party to participate inspection at its own expense and on behalf of it, and shall state clearly the appointees’ names, titles and the authority.

(5) Participation of Employer or its appointees, cannot release Contractor of its quality liability of the engineering equipment, materials and components.

6.2.2 Consequences of cover and package. If Employer has, within the time specified in article 6.2.1, notified Contractor in writing of its participation in inspection, and arrived at the agreed place in advance or on time accordingly, but that the processing and manufacturing equipment, materials, parts (including after materials of post completion) has been covered, packaged, or were delivered to the shipping site, Employer is entitled to instruct Contractor to deliver them back, dismantle the cover, packaging and reconduct inspection or examination or defection or test and recovery, with fees so incurred being assumed by Contractor and the so caused critical path delay of project shall not be lead to an extended completion date.

6.2.3 Without inspection or with delayed inspection. If Employer fails to decide on participating or not within the time specified by article 6.2.1, Contractor will has right to carry out by itself the inspection, examination, defection and test, outcome of which is considered being true. Employer has right to send alteration notice to Contractor to instruct to re-conduct the inspection, examination, defection and test, or increase testing details or change testing place. The so caused costs and fees shall be borne by Contractor and that the completion date shall be postponed correspondently with project critical paths being delayed if the quality inspection is passed, or otherwise that the completion date shall not be postponed and the so causes costs and fees shall be borne by Contractor.

6.2.4 Counting and inspection on site. Contractor shall provide the equipment, materials and components of permanent engineering and shall notify Employer 5 days before their arrivals at the site. Contractor (including Contractor, its suppliers of equipment, materials and components, or subcontractor) and Employer (including Employer, its delegate, or its supervisor) shall count every shipment of goods according to its bill of lading and carry out inspection on appearance, and check the number in the cases, factory qualification certificate, drawings, documents and conduct appearance inspection according to packing list. Staffs of two parties shall exchange delivery list after the counts and checks.

If there is to be found shortage of cases, shortage of numbers in cases, drawings, documents, or defects on appearance, Contractor shall be responsible for the supplement and the repair at its own expenses, before which the goods shall not be used in this Project. The liability of so caused additional expenses and the delay of completion date is borne by Contractor.

Contract Number：SMX-JSZH- 2020 - 003

6.2.5 Participation in inspection by quality supervision department and fire protection department, environment protection department, etc. Employer, Contractor accept inspection on site on the manufacturing factory, installation and testing procedures at any time by the quality supervision department, fire protection department, environment protection department, professional inspector of this industry, with incurred expenses borne by Contractor. If it results in critical paths delay, the completion date shall not be postponed.

The additional expenses of suggestions of modification and change during inspection are borne by relevant liable party specified in article 6.1.1 or article 6.1.2. if it causes delay of critical paths of project, and the liability shall be borne by Contractor, the completion date shall not be postponed; if the liability shall be borne by Employer, the completion date shall be postponed.

6.3 Import materials and customs declaration, clearance

6.3.1 The party responsible for importing the equipment, materials and components of permanent engineering, and the bidding enquiry methods are designated in special terms. The responsible party undertakes customs declaration and customs clearance with assistance by the other party.

6.3.2 If the delay of customs declaration and clearance of the equipment, materials and components of permanent engineering leads to delay of critical paths of project and that the Contractor is responsible for the import, the completion date shall not be postponed and the so caused additional expenses shall be borne by Contractor; but if Employer is responsible for the import, the completion date shall be postponed and the so caused additional expenses shall be borne by Employer.

6.4  Transportation and over-limit materials transportation

The transportation of the over-limit materials (overweight, super long, super wide, super high) is taken charge of by Contractor, of which the expenses of particular measures are all involved in the bidding contract price. The additional expenses incurred therefrom shall all be borne by Contractor. If it leads to critical paths delay, the completion date shall not be postponed.

6.5  Re-order and consequences

According to article 6.1.2 and article 6.3.1, Contractor shall re-order and transport the new goods to the site in the case that the equipment, materials and components provided by Contactor are deferred and has not been repaired to be qualified. The additional expenses and the completion date delay which are both resulted therefrom shall be borne by Contractor.

6.6 Engineering materials storage and surplus

6.6.1 Engineering materials storage. The categories and estimate numbers of the engineering materials provided by Employer under article 6.1.1 or the materials provided by Contractor under article 6.1.2 are stipulated in special terms.

Contractor undertakes storage, maintenance, prevention of deformation, deterioration, pollution and personal injury in accordance to the instructions manual. The scheme of maintenance and its time is specified in special terms, which the scheme contains the classification, storage, maintenance, security and leading system of engineering materials, and the plan of warehouse, special storage warehouse, storage yard, road, lighting, fire protection, facilities, appliances, etc. All expenditures of storage in included in bidding contract price.

6.6.2 Transfer of surplus engineering materials. Contractor shall keep the materials for the preservation of permanent engineering. After the completion test, the remaining engineering materials shall be handed over to Employer without compensation (unless otherwise agreed in the special terms).

Contract Number：SMX-JSZH- 2020 - 003

Article 7 Construction

7.1  Duties of Employer

7.1.1 Review of design of general construction organization. Employer has the right to review the design of the general construction organization submitted by Contractor in accordance with article 7.2.2, and make recommendations, requirements and supplementary requirements within 20 days after receiving it. Employer's proposal and requirements shall not relieve or exempt Contractor from any contractual liability. Contractor shall have the right to carry out the design and implementation of the general construction organization submitted by Contractor if Employer fails to make any recommendation and requirement within 20 days.

7.1.2 Entry conditions and entry date. Employer shall, in accordance with the preliminary design with approval and the temporary occupation information provided by Contractor in accordance with article7.2.3, enter into agreement with Contractor on entry conditions and determine the entry date, to ensure that Contractor can enter the site on time and start to prepare. Entry conditions and entry dates are agreed in special terms.

7.1.3 The time delay of Contractor's entry due to Employer lead to postponed a completion date. Employer shall bear the relevant working expenses of slowdown incurred therefrom.

7.1.4 Supervision of Contractor’s undertaking formality of start approval

Employer shall confirm the "health, safety and environmental" management plan submitted by the contractor under article 7.8 within 20 days after receiving it. Employer is entitled to inspect its implementation and make suggestions of rectification on the problems found in the inspection. Contractor shall rectify the problems in accordance to the reasonable suggestions of Employer.

7.1.5 Employer shall undertake other duties stipulated in special terms.

7.2  Duties of Contractor

7.2.1 Coordination reinspection and line set. Contractor has the obligation to reinspect the baseline coordination data (including the reference control point, the benchmark control elevation and the reference coordinate control line).Contractor shall set lines in the engineering and construction site and be responsible for the accuracy of the line.

7.2.2 Construction organization design. Contractor shall submit the design of the general construction organization to Employer within 15 days prior to construction commencement or other agreed time. The construction organization design of the main part of project shall be submitted to Employer according to construction progress. In case of reasonable proposal and requirement made by Employer, Contractor shall make the revise and perfection at its own expense.

The number and time of the design and submission of the general construction organization, as well as the name, number and time of the sub-item of the main part of this project of the construction organization which shall be submitted, are agreed upon in the special terms.

7.2.3 Submission of temporary occupation information. Contractor shall submit it to Employer in time stipulated in special terms.

(1) The coordinates of the location, land area, occupation time, purpose description of the road warehouse, yard, and the location, area, occupation time and purpose description of leasing land of Employer must be a singly listed, according to the engineering materials custody agreement under article 6.6.1;

(2) The coordinates of the location, land area, occupation time, purpose description of the road warehouse, yard, and the location, area, occupation time and purpose description of leasing land of Employer must be a singly listed;

(3) The location of the entry road to construction site, and the direction, length, width, grade, bridge culvert bearing, turning radius and time requirement of the road paved by Employer in requirement, which connects with public road.

If Contractor fails to submit the above information on time, resulting in the delay in the entry date under article 7.1.2, the extra cost or the delay of the completion date shall be held by the Contractor.

7.2.4 Temporary needs of water and power is under Contractor’s hold.

7.2.5 Contractor is responsible for the formalities of acquiring construction approval, construction permit certificate, quality supervision procedures and other permits, documents, approvals, etc.

7.2.6 Approvals shall be notified and acquired during construction process. Contractor shall undertakes relevant formalities caused by temporary increase of out-site temporary place in the process of construction, temporary require for shutdowns of water, power, road traffic, blasting operation, or that the roads, pipelines, electricity, post and telecommunications, communications and other public facilities may be damaged, the contractor is responsible for the relevant formalities.

Contract Number：SMX-JSZH- 2020 - 003

7.2.7 Provision of information on construction barriers. Contractor shall, in accordance with this Contract, be required to provide the coordinates of the buildings, structures and other facilities within the scope of the project.

7.2.8 New found construction barriers. Contractor take actions as soon as possible and inform Employer timely of the newly found buildings, structures, construction of cultural relics, ancient and famous trees, as well as underground pipes, cables, structures, cultural relics, fossils and grave, etc., in the construction process, which are near around the site and affect the construction.

7.2.9 Contractor is under the obligation to ensure its manpower, machinery, equipment, facilities, measures materials, working materials and other construction resources to meet the needs of this Project.

7.2.10 Contractor has the obligation to explain the intention of the design document to subcontractor of construction and the supervisor before construction, explaining the design documents and to solving relevant problems happened during construction process in a timely manner.

7.2.11 Protection and maintenance of engineering. Contractor shall be responsible for the protection, maintenance and security of the Project, and ensure that the project is not damaged due to the Contractor's construction.

7.2.12 Site clearance. Contractor shall be responsible for the cleaning and classification of the site during and after the construction, and the residue, waste and garbage shall be transported to the place designated by Employer or the local authority. Machines, equipment, facilities and temporary engineering that are no longer used by Contractor shall be evacuated or shipped to the premises designated by Employer.

7.2.13 Contractor has the obligation to perform other relevant obligations as agreed in the special terms.

7.3 Construction techniques.

Contractor's construction technique shall conform to relevant operating procedures, safety procedures and quality standards.

When Employer’s confirmation to key construction techniques, it shall put forward the confirmation or suggestions in 5 days after the receipt of the techniques submitted by Contractor, which shall not reduce or release Contractor of any contractual obligations.

7.4 Human and machines resources.

7.4.1 Contractor shall submit a list of the construction human resource plan to Employer according to the format, content, number of shares and time of submission stipulated in the special terms. The construction human resource plan shall meet the requirement of construction schedule plan. In accordance with the format, content, number of copies and reporting period agreed in the special terms, the human resource information of the actual entry shall be provided to Employer.

If Contractor fails to list invest enough workers of different kinds or manpower according to the construction human resource plan and manpower, leading to actual construction progress obviously lag behind the construction schedule, Employer shall be entitled to notify Contractor to send sufficient personnel of the type and at the number as listed in the construction human resource plan within a reasonable time. Or otherwise, Employer shall have the right to order Contractor to subcontract the construction of certain parts of the Project separately, of which the incurred costs and delays shall be hold by Contractor.

7.4.2 Contractor shall submit a list of the main construction machine resource plan to Employer according to the format, content, number and time of submission stipulated in the special terms. The main construction machine resource plan shall meet the requirement of construction schedule plan. In accordance with the format, content, number of copies and reporting period agreed in the special terms, the main construction machine resource information of the actual entry shall be provided to Employer.

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If Contractor fails to list invest enough machines according to the main construction machine resource plan, leading to actual construction progress obviously lag behind the construction schedule, Employer shall be entitled to notify Contractor to send sufficient machines at the number as in the list within reasonable time. Or otherwise, Employer shall have the right to order Contractor to lease machines , of which the incurred costs and delays shall be hold by Contractor.

7.5 Quality and inspection

7.5.1 Quality and inspection

(1) Contractor and its subcontractors are made ready to accept the inspection and supervision conducted by Employer, chief engineering director, administrative departments, quality management department, safety management department, industry quality and safety inspectors or the third party quality inspection institutions assigned by Employer. Contractor shall provide convenience for such supervision and inspection and bear relevant expenses.

(2) Employer shall inform Contractor in writing of the quality inspection, defection, and testing of the construction quality. The outcome of acceptance inspection by the third party shall be regarded as the acceptance result by Employer.

(3) Contractor shall comply with relevant provisions of the construction quality management, be responsible for the operation personnel training, assessment, drawing clarification, technical disclosure, disclosure practices, disclosure procedure and disclosure quality standard, security applications, and eliminating possibility of accidents.

(4) Contractor, in accordance with the regulations of the design documents, construction standard and the Contract, conduct inspection, defection and test on equipment, materials, parts (including the components) of permanent engineering of which the unqualified shall not be used. Contractor shall be responsible for the repair and replacement of the unqualified equipment, materials and parts at its own expenses, and therefore the liability of delay of completion date shall be borne by the contractor.

(5) Contractor's construction conforms to the quality standard stipulated in the Contract. The evaluation of quality standard shall be based on the quality inspection and evaluation criteria agreed in the Contract. For the constructed part that does not meet the quality standard, Contractor shall repair, rework, or replace or reset it, thus the caused delay of the completion date shall be held by Contractor.

7.5.2 The quality inspected part and the prosecutor. The quality inspected part is divided into three parts: the part jointly inpected by Employer, Supervisor and Contractor; the part inspected both by Supervisor and Contractor; the part inspected by a third party or Contractor. The inspected part for construction quality, inspection standard and acceptance form of the quality inspection shall be stipulated in the special terms.

In accordance with the above agreement, Contractor shall check the qualified part and report to Employer or the Supervisor for the record. Employer and the chief engineering director shall have the right to conduct random inspection or comprehensive inspection of the recorded part at any time.

7.5.3 Inform to prosecutors of inspection. if Contractor inspect and test on its own with a outcome of qualification, it shall notify relevant inspection units to participate in the inspection according to the quality inspection part and the participating prosecutors as stipulated in section 7.5.2. Prosecutors failing to attend on time, Contractor will send the qualified results in the following 24 hours to Employer or Supervisor to sign, or otherwise that the signature fails after 24 hours, the quality inspection results shall be deemed to have approved by Employer. Within 3 days thereafter, Contractor issues notice that Employer or Supervisor has confirmed the result of the quality inspection.

7.5.4 Right of quality inspection. Supervisor or the third party authorized by Employer, without obstruction to Contractor normal operation and work, have the right to conduct quality inspection, supervise, check, test on any construction area. Contractor provides convenience for such quality inspection activities. When the check, inspection, testing, test results come out to be qualified, the additional cost of Contractor and the critical path delay, according to article13, shall be considered in the changes and adjustments to Contract Price as an alteration.

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Quality defects found in quality inspection which is caused by Contractor, Employer has the right to give instructions of repair, suspension, demolition, rework, reconstruction and replacement. The increased costs shall be borne by Contractor and that it shall not be extended when the completion date is delayed.

7.5.5 Quality Re-inspection. According to the article7.5.3, Employer shall have the right to re-conduct the quality inspection on the qualified engineering part after qualification inspection, without any obstruction to normal construction work. When the results of its inspection, supervision, check and test are not qualified, the expenses incurred shall be borne by Contractor, and that if it causes delay of the critical path of the Project, the completion date shall not be postponed. When the results of inspection, supervision, check and test are qualified, Contractor shall the increased cost or so caused delay of completion date shall be incorporated in to the change and adjustment to Contract Price as an alteration under article 13.

7.5.6 Other extra costs for reasons not causes by Employer, shall all be borne by Contractor.

7.6  Covert engineering and intermediate acceptance

7.6.1 Covert engineering and intermediate acceptance. The classification, part, quality inspection contents and inspection form and the participants of the inspection of the covert engineering part needing quality inspection and intermediate acceptance are stipulated in the special terms.

7.6.2 Acceptance of and notice of it. Contractor shall notify Employer and Supervisor in writing 48 hours in prior of the acceptance of the covert engineering or the intermediate acceptance part. The notice includes the contents of the covert and intermediate acceptance, the acceptance time and the location. After acceptance and acceptance, the two parties shall sign on the acceptance record before covering and carrying out the operation, preparing and submitting the project completion data for the covert engineering.

If Employer and Supervisor have not sign the acceptance record 24 hours after the acceptance, it is deemed that Contractor or Supervisor has accepted the acceptance record, and Contractor may conduct conceal or the operation. If Contractor or the Supervisor considered the acceptance not passed, Contractor shall revise within the time limit specified by Employer and Supervisor, and notify Employer and Supervisor to conduct acceptance.

7.6.3 Failure to participate inspection on time. If Employer and Supervisor can't participate covert engineering or intermediate acceptance on time, it shall, within 24 hours after receiving the acceptance notice in writing, propose to Contractor requesting for postponing for no more than 48 hours. Contractor may organize acceptance alone, and that its acceptance record shall be deemed to have been approved by Employer and Supervisor if they fails to propose require for postponement.

7.6.4 Re-inspection. Employer and Supervisor, have the right to have accepted covert engineering re-inspected at any time. Contractor shall, as required, dismantle the covers, strip or open hole, and re-cover or repair thereafter. When the inspection comes out to be unpassed, the expenses incurred shall be borne by Contractor, and the completion date shall not be extended when the critical paths of the project are delayed. With inspection passed, the incurred additional expenses, or delays in the critical paths of the project, shall be incorporated in to the change and adjustments to Contract Price under article 13 as an alteration.

7.7 Disputes on construction quality

7.7.1 Disputes on construction quality, shall first be resolved by negotiation. When there is no agreement agreed upon during the negotiation, an identification shall be conducted by authorized construction quality inspection institutions appointed with consent by Employer.

In accordance to the outcome of the identification, if the liableparty is Contractor, the incurred expenses and delay of construction completion shall be borne by Contractor; if the liableparty is Employer, the incurred expense shall be borne by Employer and the completion date shall be postponed under the circumstance of delay of critical paths of project.

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7.7.2 In accordance to the outcome of the identification, if both parties are held responsible, then the incurred expenses shall be borne respectively as agreed in negotiation according to the heaviness of each burden of responsibility; if leading to delay of critical paths of project, extension of completion term shall be agreed on. If two parties cannot enter into an agreement on the expenses borne respectively and the postponed completion date, it shall be resolved under the designated procedures of disputes and decisions under article 16.3.

7.8 Health, safety and environment

7.8.1 Health, safety and environment.

(1) Parties hereof shall both conform to laws and regulations about health, safety and environment.

(2) Implementation plan of health, safety and environmental management. Contractor shall submit the health, safety and environmental management plan to Employer before the starting time as agreed or the other time. The management and implementation costs of this plan are included in Contract Price. Employer shall make legal and reasonable suggestions within 15 days after receipt of this plan without affecting the overall construction period or increase of Contract Price, and shall confirm it, where Contractor shall amend accordingly at its own expenses. If Employer fails to make a recommendation within 15 days after receiving the plan, it shall be deemed to be an approval by Employer. The number and time of submission of the plan shall be agreed in the special terms.

(3) During Contractor’s implementation of the plan of health, safety and environmental management, Employer needs to take special measures in addition, according to article 13 stipulating about changes and adjustments to the contract price adjustment as an alteration.

(4) Parties hereto ensure that all employees at the site and the employees of their subcontractors are trained and experienced enough to be competent for health, safety and environmental management.

(5) Parties hereto shall comply with all relevant laws and regulations relating to the implementation of this Project and the use of construction equipment, and shall handle the relevant procedures according to related regulations.

(6) Contractor shall establish conditions for guaranteeing health, set up safety facilities and take environmental measures. Contractor shall be responsible for the delay of the approval of construction permit if it’s due to itself, which results in an increase in costs or delays in the critical paths of the project.

(7) Parties hereto shall be equipped with full-time engineers or personnel to manage, supervise and guide the work of health, safety and environmental protection for employees. Contractor is responsible to its subcontractors.

(8) Contractor shall accept the supervision and inspection by persons of health, safety and environmental inspection from the relevant administrative departments, industry institutions, Employer and chief engineering directors at any time and provide convenience for it.

(9) According to the regulations on safety and health, and environmental management of electric power construction and the regulations of this company on safety accidents during construction and the violations of relevant provisions of the appendix 5[ ], Employer shall have the right to directly deduct fines from the payment.

7.8.2 Occupational health management on site.

(1) Contractor shall comply with the applicable laws and regulations about occupational health and the stipulations in this Contract (including matters about employment, health, safety, welfare, etc.), and be responsible for t the occupational health and protection at the site in the process of implementation.

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(2) Contractor shall comply with the applicable laws of labor, protect the lawful rights and interests of its employees to take vacations, and provide labor protection articles, protective equipment, cooling tools from heat, necessary on-site accommodation conditions and safety production facilities for its employees at the site.

(3) Contractor shall conduct, for its construction personnel, occupational health knowledge training, danger and harm factors clarification, clarification of regulations of safe operation, effective measures about relevant work, and protection equipment to prevent from personal injury in accordance with relevant regulations.

(4) Contractor shall set up warning signs and instructions in the hazardous and dangerous operation area. Employer and its authorized persons shall be responsible for the damage and costs caused by their entry into the operation area without permission of Contractor or relevant protective equipment.

(5) Contractor shall check and control the toxic and harmful post, and make timely rectification of the unqualified protection facilities, instruments and installations to eliminate the hidden dangers of health hazards.

(6) Contractor shall adopt hygienic and epidemic prevention measures, provide medical personnel and emergency facilities, maintain the canteen's diet hygiene, the surrounding environment sanitation, and the health of the construction personnel.

7.8.3 Security management on site

(1) Supervisor is responsible for the education of security to their personnel on the site and is responsible for their safety accidents. Supervisor shall not force Contractor to violate the regulations of safe construction, safe operation, and completion test and the post completion test. The personal injury and property loss due to Supervisor and their staffs, Supervisor shall be held responsible by the and bear the expenses incurred therefrom. The completion date will be postponed when the critical paths of the Project is delayed.

(2) In violation of the regulations of safe construction, safe operation, and completion test and the post completion test, the personal injury and property loss, and the project critical path delay, which is caused for Contractor’s reasons , shall be borne by itself.

(3) Persons from all parties shall abide by the relevant inform prohibiting passage, including the prohibition of entry into the work area and the specific areas adjacent to the work site. The incurred injury, damage and loss caused by the failure to comply with this stipulation shall be borne by the party which violates this stipulation.

(4) Contractor shall be responsible for the sacurity of the site according to this Contract, including the site of their subcontractor. Contractor shall implement closed management on conditional site. According to the engineering characteristics, corresponding safety technical measures shall be formulated in the construction organization design documents, and a special safety construction organization design shall be formulated for particularly professional aprt of engineering, including maintaining safety, preventing dangers, fire prevention measures, etc.

(5) Contractor (including subcontractors, suppliers and transport units) shall take preventive measures to prevent roads, bridges, underground facilities, etc. in the site and in the ways of entry, from damage, except as otherwise agreed in special terms. Contractor shall be responsible for the damage and the delay of the completion date caused by the failure to take preventive measures.

(6) Contractor carries out safe operation training, safe operation procedures clarification for their construction workers, and takes safety measures, sets up security warning signs and instructions, conducts security checks, to eliminate hidden danger causing accidents.

(7) When Contractor is working in the areas and locations of power equipment, transmission lines, underground pipelines, sealed proof-shock workshop, high temperature and high pressure, being inflammable and explosive, and near street traffic arteries, it shall take protective security measures for the construction site and the adjacent buildings, structures and special operating environment aganst form the damages may happening. The protective security measures shall be submitted to Employer or Supervisor to be approved before the commencement of construction.

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(8) Contractor shall send a written notice to Employer and Supervisor 10 days prior to and of the implementation of blasting, radioactive, electrical, toxic and the usage of flammable and explosive, toxic, corrosive substances during operations (including transportation, storage, keeping), and submit corresponding safety protection measures to be approved before its implementation.

(9) Safety check. Contractor, before the start of the operation, shall notify delegate of Employer and Supervisor to inspect the possible impact to the of the submitted security plan, and on-site erection of safety facilities, exit passageway, safety and fire protection equipment on the surrounding environment, and rectify at its own expense in accordance to the recommendations proposed by Employer and Supervisor. The inspection and suggestion of Supervisor shall not reduce or relieve Contractor's liability under this Contract.

7.8.4 On-site environmental protection management

(1) Contractor is responsible for the protection during the process of construction for surrounding buildings, structures, construction of cultural relics, ancient and famous trees, and underground pipes, cables, structures, cultural relics, fossils and grave, etc. Due to Contractor’s failure to notify Employer, and therefore the failure to get Employer’s further instructions, the incurred costs increases such as damages, losses, compensations,etc, and the completion date delay, shall be borne by Contractor.

(2) Contractor takes measures and is responsible for controlling and disposing of the dust, waste gas, waste water, solid waste and noise pollution and harm to the environment. Therefore, Contractor is responsible for the costs of damage, compensation, fines and other increased expenses, and the delay of completion date.

(3) The residuals, wastes in construction site shall be shipped by Contractor timely or regularly to the place designated by Employer or local administrative department to prevent the pollution to the surrounding environment and the impact on the operation. Therefore, the incurred fines by local administrative departments, compensation and other additional expenses shall be borne by Contractor.

7.8.5 Accidents disposal

(4) With personnel of Contractor or its subcontractors happening to be dead and injured in the process of working at the site, Contractor or subcontractors shall immediately take rescuing measures, and immediately report to Employer and the institution rescuers, and Employer has the obligation to provide the necessary conditions for rescue work. Contractor maintains the site and takes measures to prevent the accident from spreading.

(5) Contractor shall immediately report to relevant departments in accordance with relevant regulations and immediately notify delegate of Employer and Supervisor of the serious casualties, property and environmental damages, and other safety accidents, and make disposing doings according to the requirements of relevant government departments at the same time.

(6) When parties hereto are in dispute over the liability for the accident, disposals shall be handled according to the final result of the investigation by the relevant government departments.

(7) Contractor shall bear the liability for personal and property damages happening during reasonable using period and warranty period of equipment which is caused by Contractor.

(8) Contractor shall be responsible for the employee's suffering of food poisoning, local diseases and occupational health accidents due to Contractor itself.

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Article 8 Completion test

Completion test is involved in this Project under this Contract and shall be conducted as stipulated herein.

8.1 Duty of completion test

8.1.1 Duties of Contractor

(1) Prior to the commencement of this Project, Contractor shall complete the construction work of the corresponding engineering; and before the completion test, the inspection, supervision, defection and test shall be completed according to this Contract.

(2) Before the completion test, Contractor shall submit relevant quality inspection data and information of completion to Employer under article 7.6 about the covert engineering and the part in intermediate acceptance.

(3) According to article 10, if the post completion test is conducted by Employer under instructions from Contractor, Contractor shall carry out training for operators or repairers under article 5.4 and submit operation and maintenance manual before completion test under article 5.2.2.

(4) Completion test scheme. Before the completion test, Contractor will submit the completion test scheme to Employer who shall, within 10 days, propose suggestions and opinions which are the basis of revising the completion scheme by Contractor at its own expenses. After the completion test scheme is confirmed by Employer as the appendix [ ] of this Contract, Contractor shall be responsible for the implementation of it. The number and time of submission of the completion test scheme shall be agreed in the special terms. The scheme shall include:

1) Basis and principles of drawing up completion test scheme;

2) Setting up of organizational institutions and division of responsibilities;

3) Procedures and testing conditions of engineering completion test;

4) Testing procedures and testing conditions of single item, monomer, linked test;

5) Equipment, materials and components of the completion test, fuctional standards, test and acceptance formats;

6) Quality and demanding requirements of conditions of water, electricity and power, etc.

7) Safety procedures, safety solutions and protective facilities;

8) progress plan of completion test, solution scheme, arrangement of personnel and machines;

9) Others

(5) The completion test by Contractor includes the completion test of the equipment, materials and components of permanent engineering newly entrusted to Contractor by Employer.

(6) Contractor shall complete the completion test according to the testing conditions, procedures, and the standards, specifications and data agreed upon in paragraph (3) of article 5.2.1.

8.1.2 Duties of Employer

Employer shall cooperate with Contractor to complete the organization of the acceptance inspection and the confirmation of the outcomes if there is need of acceptance team which shall be organized by Employer during the acceptance.

8.1.3 Leading institution of completion test. Leading institution of completion test is in charge of the leading, organizing and coordination of completion test. Contractor shall provide the manpower, machinery and tools required for the completion test and the relevant conditions agreed in the completion test scheme and shall be responsible for the completion of this test. Employer shall be responsible for the organization of the acceptance of the completion test.

8.2 Inspection and acceptance of completion test.

8.2.1 Inspection and acceptance shall be carried out on the basis of the terms and standards, specifications, data in the section (3) of article 5.3.1, and the stipulations in the item 5 of section 4 of article 8.1.1 about the scheme of completion test.

8.2.2  Staffs from the two parties hereto shall sign on the relevant forms after the testing conditions are inspected to be implemented by Contractor before completion test in accordance to as stipulated in article 8.1.1. When the completion date of the critical path is delayed, the completion date will be postponed accordingly. Due to Contractor's failure to implement the completion test conditions on time, the incurred additional costs shall be borne by Contractor, and Contractor shall catch up with the pace as agreed in article 4.1.2 when the completion test schedule is delayed.

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8.2.3 Contractor shall issue a notice to Employer and Supervisor of the project, content, location and acceptance time of the test 36 hours before the completion test begins. Employer or (and) Supervisor shall, within 24 hours after receiving the notice, notify Contractor in writing of its participation in the test, and the parties shall sign the test record and acceptance form after the test passed.

If Employer and Supervisor fails to sign on the test record and acceptance form after 24 hours, it shall be deemed to approval of Employer and Supervisor, after which Contractor can start to carry out works under covering merely after.

If the acceptance fails, Contractor shall revise and notify Employer and Supervisor of re-acceptance within the time in the instructions of Employer and Supervisor.

8.2.4 If Employer and Supervisor are unable to participate in the test and the acceptance on time, Contractor shall submit a written application for extension no longer that 24 hours, within 24 hours after receiving the notice. If the application is failed to be put forward according to the above time limit, Contractor may conduct the test based on the content of test on their own organization, the result of which shall be deemed as approved by Employer and Supervisor and acceptance passed.

8.2.5 No matter whether the Employer or Supervisor participates in the completion test and acceptance, Employer shall have the right to order a re-test. When the re-test fails, Contractor shall be responsible for the increased costs, and the completion date shall not be postponed when the completion test schedule is delayed. When the retest is passed, the increased costs and the extension of the completion date, shall be deemed as an alteration according to article 13 of changes and the adjustments to Contract Price.

8.2.6 Date of completion test and acceptance.

(1) Date and time of the acceptance of a completion test. The date and time of the completion test refers to the passing date and time of the completion test;

(2) Date and time of the acceptance of the Project. The date and time of this Project refers to the date and time of finally passing of completion test.

8.3 Security and inspection of completion test

8.3.1 Contractor draws up safe operation scheme including security procedures, security system, fire protection, accident report system and safety operation, accident treatment plan, scheme of completion test over electric shock hazard, flammable and explosive substances, safe operation of the mechanical equipment, in accordance with article 7.8 as agreed on health, safety and environment, and also in connection with the electricity, water, pressure test, leakage test, rotation, etc. This scheme shall be submitted to be approved by Employer, who will propose suggestions, comments and requirements being the basis of correction by Contractor at its own expense and implemented after confirmed by Employer. Employer's confirmation does not relieve or exempt Contractor from contractual liability. The cost of providing safety protection measures and protective equipment by Contractor for the completion test is included in the Contract Price.

8.3.2 Contractor shall conduct safety training of completion test for its personnel, and clarify the safety operation procedure, site environment, operating system and emergency treatment measures of the completion test.

8.3.3 According to the safety regulation, safety system, safety measures, etc. in confirmed safety scheme of completion test, Employer and Supervisor have the duty to provide safety education to its managers, and operators and repairers and provide protective facilities for the participants in supervision and inspection at its own expenses.

8.3.4 Employer and Supervisor have the right to supervise and inspect the work and implementation listed in the safety scheme of completion test by Contractor, and also have the right to put forward proposal of rectification for safety and issue the order of rectification. Contractor shall rectify and correct in accordance to the order, with so caused expenses borne by the Contractor. The so causes delay of the project completion test schedule, Contractor shall catch up with as agreed in article 4.1.2 at its own expenses.

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8.3.5 According to article 8.1.3 of completion test and the decision of the leadership, the organization, coordination and implementation of the completion test shall be carried out to prevent personal injury and accidents.

In the case of an accident caused by Employer, it shall bear the corresponding liability, expenses and compensation. When the project completion test schedule is delayed, the completion date will be postponed accordingly.

In the case of an accident caused by Contractor, it shall bear the corresponding liability, expenses and compensation. When the project completion test schedule is delayed, Contractor shall catch up as agreed in article 4.1.2.

8.4 Delayed completion test.

8.4.1 If a certain engineering lags behind the progress schedule of completion test due to Contractor, it shall take actions to catch up with the progress schedule at its own expenses as agreed in article 4.1.2.

8.4.2 Contractor is held liable for overdue compensation on which as agreed in article 4.5, if the delay of completion test caused by Contractor leads to delay of specified completion date under this Contract.

8.4.3 Completion test organized by Employer. Contractor, without justifiable reasons, failing to complete test according to the progress schedule of completion test decided by leading organization institution, and in 10 days after receiving the notice from leading institution of this test, without justifiable reasons, still has not completed the test, Employer shall therefore have the right to organize the completion test, of which the risks and expenses shall be borne by Contractor.

8.4.4 If Employer’s failure to carry out their duties according to the provisions of the article 8.1.2, results in delayed completion test by Contractor and increased costs, the incurred expenses shall be borne by Employer, and the completion date shall be postponed accordingly when completion test schedule is delayed.

8.5  Re-test and re-acceptance

8.5.1 In light of Contractor’s failure to pass relevant completion test, which may be reconducted according to the section (6) of article 8.1.1, the inspection and acceptance shall be reconducted according to the article 8.2.

8.5.2 No matter whether Employer and Supervisor participate in completion test and acceptance or not, Employer is entitled to notify Contractor again to conduct this completion test according to section (1) of article 8.1.1 and carry out inspection and acceptance according to article 8.2 when Contractor has not passed the completion test.

8.6 Failure to passing completion test

Completion test which fails due to Contractor, can be reconduct but up to two times after which the completion date shall not be postponed when the test still is not in conformity with the acceptance criteria, and the relevant expenses and other related matters shall be disposed according to the following stipulations:

(1) If the failed completion test does not have a substantial impact on the operation or usage of this Project, Contractor shall pay for the repair. If the repair does not work, Employer shall have the right to deduct the corresponding payment, which shall be deemed to pass;

(2) If the failed completion test does not have a substantial impact on the operation or usage of this Project, Employer shall have the right to deduct the corresponding payment from Contract Price of this Project, which shall be deemed to pass;

(3) If the failed completion test does not have a substantial impact on the operation or usage of this Project, Employer shall have the right to order Contactor to replace relevant parts and carry out completion test, from which the incurred expenses shall be borne by Contractor. If completion date is delayed, Contractor shall be held liable for overdue compensation.

(4) If the failed completion test makes this Project deprive of main productive and using functions, Employer shall have the right to order Contactor to replace relevant parts, from which the incurred expenses of Contractor shall be borne by itself. Employer shall have the right to claim to Contractor for compensation under article 16.2.1 if there is added expenses suffered by it.

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(5) If the failed completion test makes this Project deprive of main productive and using functions, Employer shall have the right to order Contactor to re-design or reset relevant parts, from which the incurred extra expenses and delayed completion date shall be borne by Contractor. Employer shall have the right to claim to Contactor for compensation under article 16.2.1 or terminate this Contract under article 18.4.

8.7 Dispute on completion test result

8.7.1 Negotiation to resolve the dispute. Negotiation shall be first adopted to resolve the happening dispute on the result of completion test.

8.7.2 Appointment of authentication agency. After negotiation, and that the result of completion test is still under dispute, it shall be identified by a qualified institution. After identification,

(1) If Contractor is held liable, the incurred reasonable and increased expenses of Employer from the required costs of the identification shall be borne by Contractor without postponing the completion date;

(2) If Employer is held liable, the incurred reasonable and increased expenses of Contractor from the required costs of the identification shall be borne by Employer with accordingly postponing of the completion date;

(3) If both parties are held liable, the incurred costs shall be borne respectively in accordance to each’s liability, and the completion date shall be postponed through negotiation in accordance to situation of delay of schedule of completion test, upon which dispute shall be resolved under article 16.3 of disputes and decisions.

Article 9 Project acceptance

9.1 Project acceptance

9.1.1 Accepted by engineering. Project to be accepted as agreed in special terms according to the specific circumstances and features of engineering.

(1) Accepted by engineering.

As agreed article 10 of post completion test, Contractor shall be responsible for guiding Employer to carry out the post completion test of the Project, and shall bear the responsibility for the test run. Time schedule of the Project stipulated in the special terms.

Employer is responsible for the post completion test and the test run of the Project, the date of acceptance of the Project shall be agreed upon in the special terms.

(2) For the engineering without completion test or post completion test, Contractor shall complete clearing work and repair defects. if it meets the requirements of the acceptance standard of this Contract, completion inspection and acceptance shall be carried out in accordance with this Contract.

9.1.2 Information submitted by Contractor in acceptance of this Project. Except for already submitted data in accordance with section (1) to (3) of article 8.1.1, the category, content, number and submit time of acceptance information of completion test required for submission shall be stipulated in the special terms.

9.2 Acceptance certificate

9.2.1 Contractor shall submit the application to Employer for acceptance certificate within 10 days after the Project has been accepted and Employer shall organize acceptance and issue the acceptance certificate within 10 days after receiving the application.

9.2.2 The acceptance date is the date specified in section 2 of article 8.2.6.

9.2.3 Clearing work and defects repair: the clearing work and defects repair without substantial impact on the operation and the use of the Project, shall not be the reason for Employer’s refusal to accept the Project. The reasonable time for the clearing work and defects repair after negotiation between Contractor and Employer, shall be deemed to be attached to the acceptance certificate.

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9.3 Duties of Project acceptance

9.3.1 Security duty: Employer shall assume the responsibility of security after the whole project is accepted, and that Contractor has evacuated or basically evacuated from the Project site.

9.3.2 Care duty: since the date of acceptance of the entire Project, Employer shall bear the responsibility of its care and for the maintenance, repair and preservation of the Project.

9.3.3 Insurance liability of the Project: when Contractor shall be the party to buy insurance for the Project during the construction period under this Contract, Contractor shall extend the insurance term of the project to the acceptance date under article 9.2.1, after which responsible party for buying insurance Employer.

9.4 Failure to accept Project

9.4.1 Not accepting the Project: when Employer will has not organize acceptance for the whole Project 15 days after receiving the application sent by Contractor, it shall be deemed that the application for acceptance of the Project is confirmed by Employer. From the 16th day after application receiving, Employer shall bear the relevant responsibilities according to the article of 9.3.

9.4.2  If Contractor fails to submit application for project acceptance certificate or fails to pass the acceptance of the Project, Employer shall have the right to refuse the project.

If Employer fails to comply with this article, using or forcing to accept the Project, it will bear related responsibility under article 9.3 of Project acceptance, and the so caused loss, damage and liability to pay compensation by operation and using of the Project used or accepted by force.

Article 10 post completion test

Post completion test is involved in this Project under this Contract and in subject to this article.

10.1 Rights and duties

10.1.1 Duties of Employer

(1) Employer shall have the right to review and approve the scheme of post completion test submitted by Contractor under section (2) of article 10.1.2, which shall not reduce or relieve Contractor of contractual liabilities.

(2) Employer shall have the obligation to form a post-completion test leading agency of organization, and divide, organize to complete preparation work, post completion test and trial operation check according to the approved scheme. The establishment and divisions of duties of the leading team of organization and coordination To coordinate and coordinate the establishment of the leading organization are parts of this Contract.

(3) Employer shall have the right to issue an unacceptable or accepted notice to Contractor on the proposal made by Contractor under section (4) of article10.1.2. Proposal failed to be accepted, Contractor shall have the obligation to execute according to the original arrange, order, and notice of organization.

(4) Employer’s written notice sent to the project manager of Contractor of organization arrangement, instruction and the inform in the experimental stage after completion, shall be signed on the receipt of the received date, time and signature.

(5) Employer shall have the right to send an urgent order to Contractor in both oral and written form in case of emergency, and Contractor shall execute immediately. When Contractor fails to execute according to the instructions of Employer, Contractor shall bear the accident liability, personal injury and engineering damage. Employer shall issue a supplementary instruction in writing and send it to the project manager within 12 hours after the verbal instruction is issued.

(6) Other obligations and work of Employer in the testing phase after completion shall be agreed upon in the special terms.

Contract Number：SMX-JSZH- 2020 - 003

10.1.2 The responsibilities and obligations of the Contractor

(1) Contractor shall, under the general arrangement by the coordination and leading institution of post completion test established by Employer, shall send persons with corresponding qualifications and experience to guide the post completion test. The dispatched staffs of launch manager of the power station and its personnel in charge of guidance shall not depart from the site without approval by Employer.

(2) Contractor shall prepare the test plan of post completion test according to this Contract and the characteristics of the test, and submit the plan of the test to Employer before the test begins. The plan includes operation and testing procedures of the Project and relevant parts, resource conditions, test conditions, operating procedures, safety procedures, accident handling procedures and progress schedule, etc. After being reviewed and approved by Employer, it shall be implemented. The number and time of the plan shall be agreed in the special terms.

(3) If Contractor fails to carry out the arrangement, instructions and notices of Employer, Employer shall bear the responsibility for the accident, personal injury and engineering damage incurred therefrom.

(4) Contractor shall have the obligation to make recommendations for the organization arrangement, instructions and notices from Employer, and explain why.

(5) In case of an emergency, Contractor shall execute immediately in accorandance to the verball instruction of Employer to operate, work and construct, for which Contractor shall make record and the record of the execution, For this, Employer shall, within 12 hours, deliver the verbal instruction to Contractor again but in writing.

If Employer fails to send supplemental notice to this verbal instruction in writing within 12 hours Contractor and the project manager shall have the right to deliver the verbal instruction in writing to Employer in 24 hours after receiving, and Employer must sign on the receipt to confirm, as well as the date and time of receiving. When Employer fails to as mentioned above, it is deemed to have been confirmed by it.

The so caused liability of accident, personal injury, engineering damage and increased costs of executing this verbal instruction shall be borne by Employer.

(6) Defects liability of operation and repair manual. Contractor shall be responsible for the preparation of the operation and maintenance manual, from which the incurred accident liability, personal injury and engineering damage by its defects shall be borne by Contractor, or Employer (including its patent suppliers) for causing the defects by the provided operational guidelines.

(7) Contractor’s other obligations and work in the test phase after completion in accordance with the Contract and the industry regulations, shall be agreed in the special terms.

10.2 Testing procedures after completion

10.2.1 Employer shall, in accordance with the post completion test scheme approved by the joint coordination leading authority, organize the managing personnel, operation maintenance personnel and other preparatory work.

10.2.2 Contractor, according to the approved plan of the post completion test, provides all electricity, water, power, raw materials, auxiliary materials, consumpted materials and other test conditions, complete equipment, facilities, tools and other equipment as agreed in the plan, and other preparatory work shall be completed by Contractor.

10.2.3 Contractor shall, upon approval of the approved post completion test plan, organize the test in by procedures of post completion test and its testing conditions of any part inside this Project, between engineering and of this Project.

10.2.4 Joint coordinate and leading institution is in charge of the organization and the implementation of resource conditions, test conditions, safety facilities condition, fire control facilities, emergency treatment facilities conditions and related measures of the Project and any part of it, ensuring the record instrument, special recording form in its integrity and the number of it being sufficient.

10.2.5 Notice of date of post completion test. Employer notifies Contractor of the date of the test after completion within 15 days after the date of acceptance of the project, except as otherwise provided in the special provisions.

Contract Number：SMX-JSZH- 2020 - 003

10.3 Test and test run after completion

10.3.1 The production and usage function of the Project under this contract shall be reached in accordance to he test procedure, test conditions and operation procedure of the approved completion test plan.

10.3.2 The operator of Employer and the guiding personnel of Contractor shall record the test conditions, test records and truthfully fill in the data on this form, terms, conditions, time, name and agreed by the other contents hereof, in the same position in the process of test.

10.3.3 Test run

(1) With Contractor providing production technology or architectural design as agreed under article 5.1.1, Contractor shall ensure to achieve the assured index in test run or the function during commissioning inspection cycle under article 5.1.1.

(2) With Employer providing production technology or architectural design as agreed under article 5.1.2, Contractor shall ensure to achieve the assured index in test run or the function during commissioning inspection cycle under article 5.1.2.

(3) Time cycle of test run is stipulated in the special terms according to relevant regulations on time cycle of test run of relevant industry.

(4) After the test run is passed or the function is passed, the two parties shall work together to finish clear the test and the results of the test run, and prepare the evaluation report. The report shall be made in duplicate and shall be signed or sealed by both parties hereto as part of this contract. Employer shall issue the examination and acceptance certificate according to article 10.7.

10.3.4 Ownership of product and service earnings. Any product benefit or service income during the test and post test of completion of the project shall be owned by Employer.

10.3.5 One of the test run assessment indicators, is that the power station reaches the agreed value after a period of trial running, which shall be the very end of trial running.

10.4 Delay of post completion test

10.4.1 Contractor shall take measures to organize the test as soon as possible for reasons due to the itself. When the delay causes increased cost of Employer, Employer shall have the right claim for compensation against Contractor according to article 16.2.1.

10.4.2 In accordance with article 10.3.3 on trial running, and during the trial operation examination, examination interrupts or stops due to Employer, and the interruption or stop cumulatively amounts to the number of days over the inspection term as agreed under section (3) of article 10.3.3 of special terms, then the trial run shall start again within 20 days after the interruption or stop, or otherwise deemed to be passed.

10.5 Re-test after completion

10.5.1 According to article 5.1.1 and 5.1.2 and the stipulations in the special terms, if the post completion of this Project or its any party fails due to Contractor, Contractor shall repair the defect at its own expense, and carry out again the experiment on the basis of the testing procedures and conditions as agreed under article 10.2.3.

10.5.2 Contractor, according to article 10.5.1 of re-test, fails to pass the re-test again, Contractor shall repair defects at its own expense to, and carry out again the experiment on the basis of the testing procedures and conditions as agreed under article 10.2.3.

10.5.3 If the re-test after completion by Contractor increase the expenses of Employer, Employer shall have the right to claim or compensation against Contractor under article 16.2.1.

Contract Number：SMX-JSZH- 2020 - 003

10.6 Failure to pass the test

If the project fails to pass the test but still possessing of production and using functions, is shall be disposes of as following agreed:

(1) Compensation for failure to pass the test

1) The production process technology or architectural design provided by Contractor fails to pass the test run

In accordance to the function description about the assured value or using function in engineering commissioning inspection as agreed under article 5.1.1 of special terms, and according to the agreement of this amount of damages or compensation as agreed in this special for failing the test, Contractor shall pay the corresponding compensation to Employer, after which it shall be deemed as passing the test run by Contractor.

2) The production process technology or architectural design provided by Employer fails to pass the test run

In accordance to the relevant liabilities of Contractor as agreed under article 5.1.2 of special terms, and according to the amount of damages or compensation as agreed or calculated as agreed in this special term for failing the test, Contractor shall pay the corresponding compensation to Employer, after which it shall be deemed as passing the test run by Contractor.

(2) When Contractor fails to pass the examination of engineering commissioning, or propose survey, adjustment and amendment at its own expense being accepted by Employer, the two parties shall reach an agreement on the terms of corresponding investigation, modification and test, with Employer providing convenience. Prior to the pass of this examination, Employer may not claim compensation in accordance with section (1) of article 10.6.

(3) When Employer accepts this section (2) in this article, but fails to provide convenience to Contractor within the agreed period of time, leading to that Contractor can't conduct investigation, adjustment and correction within the prescribed period of time, the assessment of the trial operation shall be deemed to have been passed.

10.7 Post completion and test acceptance certificate

10.7.1 The post completion test and acceptance certificate shall be issued according to the special terms.

10.7.2 Employer shall issue acceptance certificate under article 10.7.1 for the passing or the deemed passing of the post completion test or trial run test under article 10.3, article 10.4. Article 10.5.1, article 10.5.2 and article 10.6. The date and time stated in this certificate shall be the actual passing date of these test.

10.8 Deprive of production and usage value

If the Project or a single engineering fails to pass the post completion test, making the entire project deprived of its production or usage value, Employer shall have the right to claim for compensation for failure of executing the Contract and deduct from the submitted performance bonds.

Article 11 quality warranty

11.1 The agreement on quality warranty

11.1.1 The agreement on quality warranty. Signing a quality warranty agreement according to relevant laws, is one of the conditions for completion and acceptance. In accordance with the provisions of the laws and regulations on the warranty content, scope, term and responsibility, quality warranty agreement shall be signed as the appendix [3] to this Contract. The date of acceptance of the Project by Employer is the date of the beginning of Contractor's warranty.

11.1.2 If Contractor fails to submit the quality warranty agreement, fails to sign a quality warranty agreement with Employer without any justified reason, Employer shall have the right to refuse to complete completion settlement, as well as refuse to bear the overdue interests of the settled payment of completion, despite as agreed.

When Contractor fails to sign the quality warranty agreement due to Employer despite that it has submitted a warranty of quality responsibility, proposed to sign a quality warrant with Employer agreeing in this contract on the responsibility and the deferred payment of interest, Employer shall, since the 11th day after receipt of the warranty, bear the deferred interest of settled payment of project completion.

11.2 Amount of quality Warranty

11.2.1 Amount of quality warranty. It is stipulated in the special terms.

11.2.2 Temporary deduction from the amount of quality warranty. The method of temporary deduction from the amount of quality warranty shall be stipulated in special terms.

11.2.3 Payment of the quality warranty. Employer shall pay the temporarily deducted amount of the quality warranty as agreed in article 14.5.2.

Contract Number：SMX-JSZH- 2020 - 003

Article 12 Acceptance of this Project

12.1 Acceptance report and complete information of completion

12.1.1 With Project meeting with relevant stipulations of article 9.1 of acceptance of this Project or the acceptance certificate having been issued according to article 10.8 as well as completion of clearing work and defects repair as agreed in article 9.2.2 and after the acceptance by Employer or Supervisor, Contractor shall, based on section (1),(2),(3) of article 8.1.1, article 8.2 test completion inspection and acceptance, paragraph 10.3.3 (4) of the test and trial run of completion test, the results of the trial run test and post completion test under section (4) of article 10.3.3, submit complete information of Project completion. The completion acceptance report and the format, content and share of the complete information of project completion shall be stipulated in the special terms.

12.1.2 Employer shall make changes or confirm the amendments within 25 working days after receiving the completion acceptance report and the complete information of project completion date, and Contractor shall revise the at its own expense. If, within 25 working days, Employer has not make any amendments, the completion data and the completion acceptance report shall be deemed to have been confirmed.

12.1.3 Engineering of construction, production or use by installment shall be handled in accordance with article 12.1.1 and 12.1.2.

12.2 Acceptance

12.2.1 Organization of acceptance. Employer shall organize the acceptance after confirmation of the completion acceptance report and complete information of completion under article 12.1.2, with the detailed preparation accomplished in 20 days and its cost borne by Contractor.

12.2.2 Employer shall make further amendments to the completion acceptance report or the completion data in15 days after the acceptance, and Contractor shall revise accordingly at its own expense.

12.2.3 The acceptance of construction, production and use by installments of the engineering under this Contract shall be organized by installments as agreed under article 12.1.3, article 12.2.1

Article 13 Alteration and modification to the contract price.

13.1 Right to alteration

13.1.1 Right to alteration. Employer owns the authority to approve the alteration. Employer has the right to instruct to alteration in writing from the time of going into effect to the time prior to the acceptance.

13.1.2 Alteration. The verbal or written instruction approved and send by Employer belongs to alteration, including the direct instruction from Employer or the instruction send by Supervisor with the approval of Employer.

The amendments, modifications and promotions at one’s own expense for the defects of design, construction, completion test and post completion test due to the Contractor, do not belong to alteration.

13.1.3 Right to recommend alteration. Contractor shall have the right to submit written recommendation for alteration from time to time, of which the contents include: to shorten the construction period, to reduce the expenses of Employer on engineering, construction, maintenance, operating, to improve the efficiency of the completed project or value, bringing to Employer long-term benefits and other benefits. Upon the receipt of such advice, Employer shall issue a written notice of no adoption, adoption or supplementary information.

13.2 Alteration extent

13.2.1 Design alteration extent

(1) Alteration to the production and processing procedures, without enlarging or narrowing the production route and scale of the preliminary design approved, or without enlarging or narrowing the production route and scale under this Contract;

(2) Alteration to the graphic layout, vertical layout, local function, without enlarging or narrowing the scale of architecture approved in preliminary design, without changes to the using function approved in preliminary design; or enlarging the architecture scale and without changes to agreed using function under this Contract;

(3) Alteration to the processing and using functions of the supporting engineering system;

(4) Alteration to the controlling base point, base height and base line;

Contract Number：SMX-JSZH- 2020 - 003

(5) Alteration to the functions, specifications and amounts of equipment, materials and components;

(6) None;

(7) Other items exceeding the design under this Contract;

(8) Additional works of these alterations above mentioned.

13.2.2 Alteration extent

(1) Contractor shall enter into a contract with related suppliers according to the list approved by Employer, or has started to manufacture, supply, transport, etc., with Employer’s notice to Contractor to choose another supplier on the list;

(2) Employer requires to alter the place of the check, inspection, test, and experiment and the additional tests.

(3)  Employer requires to increase or decrease the numbers of spare parts, special tool and materials for post completion test under this Contract.

13.2.3 Construction alteration extent

(1) The increase or decrease of equipment, materials and components and the change of construction methods resulted by design alteration under article 13.2.1;

(2) Changed test place and additional test place in requirement from Employer;

(3) Newly added construction barriers except as agreed otherwise in section (1), (2) of article 5.2.1;

(4) Employer send notice of re-test of completion of the qualified project passing the acceptance or being accepted by the government of the city;

(5) Supplemental works of the alterations above mentioned.

13.2.4 Employer’s instruction to speed up. Contractor shall speed up the progress of design, construction or any associated part by necessary means when instructed in writing form by Employer, and Contractor modify the progress schedule for execute the instruction and make estimation of the increased solutions and resources as an alteration after being approved by Employer. If Employer does not approve that, Contractor shall have the right to execute complying with the progress schedule of relevant phase.

If the actual progress obviously lags behind the schedule due to Contractor, it shall catch up at its own expense in accordance to article 4.1.2; and bear the overdue compensation according to article 4.5 when the completion date is delayed.

13.2.5 Reduction on part of engineering. In accordance with article 4.5.4 of require for resuming construction by Contractor, if the suspension of Employer lasts over 45 days and that Contractor still cannot return to work when it requires for resuming its work or fails to continue to work due to force majeure, it is to reduce the affected part of engineering by way of alteration at the request of a party.

13.2.6 Other alteration. It is stipulated in the special terms in accordance to the specific features of this Project.

13.3 Alteration procedures

13.3.1 Notice of alteration. To prevent bad consequences to the functions or using function of this Project resulted by alteration, Employer shall send notice in writing form to Contractor of the alteration in prior.

13.3.2 Recommendation report of alteration notice. Contractor has the obligation to submit written recommending report to Employer after receiving the notice of alteration, including:

(1) When Contractor accepts the alteration in the notice, the contents of the recommendation report shall include: reasons of support of this alteration, working contents of implementing of this alteration, estimates of equipment, materials, manpower, machines, etc. if this alteration will lead to delay of completion date, it shall be explained why in the report and submit progress scheme.

If Contractor has not submitted the estimates of added expenses and delay of completion date, it shall be deemed that this alteration does not relate to adjustment to Contract Price and delay of completion date, and that Employer will no longer bear any expense of this alteration and liability of delay of completion date.

Contract Number：SMX-JSZH- 2020 - 003

(2) Reasons for not supporting for this alteration shall be included in recommendation report if the alteration in the notice from Employer is not accepted, which may include:

1) This alteration not complying with laws and regulations;

2) Or that it is difficult for Contractor to obtain the required special equipment, materials and component;

3) Or that this alteration will reduce the security, stability and applicability of engineering;

4) Or that there are bad impact on the assured realization of the productive function index and using functions, etc.

13.3.3 Review and approval by Employer. Employer shall conduct the review of the recommendation in 10 days after receipt of the written report from Contactor submitted under article 13.3.2 and send written notice of approval, recession, alteration and further requirements. Contractor shall not stop or delay any work while waiting for the reply from Employer.

(1) Employer send instruction of alteration in writing form after it has reviewed and approved the reason, estimates, and delay of completion date in the recommendation report submitted by Contractor under section (1) of article 13.3.2;

If Employer fails to approve the estimates or (and) the delay of completion date proposed in this alteration by Contractor while sending to the instruction of alteration, it shall be deemed that the submitted estimates and delay of completion date by Contractor have been approved by Employer since the 11th day after the receipt of this written report.

(2) Employer shall conduct review over the reason for not accepting this alteration submitted by Contractor under section (2) of article 13.3.2 and later send written notice of recession, alteration and proposal of providing further supplemental information, which shall be executed as accordingly by Contractor.

13.3.4 The alteration procedures shall be handled in accordance to this article if Contractor submits recommendation report as agreed under article 13.1.3

13.4 Emergent alteration procedures

13.4.1 Employer shall have the right to send emergent alteration instruction in written form or verbal form to order Contractor to execute this alteration immediately. Contractor shall execute immediately after receiving this instruction.

13.4.2 Contractor shall submit the working contents of implementing this alteration as well as the actual consumed expenses and relevant fess of equipment, materials, manpower and machines, etc., 10 days after receiving the emergent notice. If it leads to delay of critical path of Project for implementing this alteration, Contractor shall propose extension of completion date and explain why, and submit progress schedule.

If that Contractor has not submitted actual consumed expenses and written information about relevant fees or (and) delay of completion date in 10 days after the accomplishment of this alteration, which shall be deemed to be unrelated to adjustment to contractor price and delay of completion date and that Employer will no longer bear any liability of this alteration.

13.4.3 In 25 days after Employer’s receipt of written information submitted by Contractor according to article 13.4.2, it shall send notice to Contractor of the approved reasonable expenses for reasonable delay of completion date.

In 25 days after Employer’s receipt of this written report from Contractor, if it has not yet approved the expenses of Contractor or delay of completion date, it shall be deemed to be expenses, and delay of completion date approved by Employer since the 26th day after receiving this report.

Contract Number：SMX-JSZH- 2020 - 003

13.5 Determination on alteration to the price

The determination of alteration to the price of every item, shall base on the single price of manpower, machines and construction works; or in similar to alteration to project price; or as agreed in negotiation; or other methods, which are stipulated in special terms

13.6 Recommendation of alteration to interest division.

If the investment, construction term of this project are reduced, acquiring for long-term operating interests or other interests resulted by alteration proposal from Contractor under article 13.1.3 which is adopted and approved by Employer, the method of interests division shall be stipulated in the special terms and signed a supplemental agreement in other time as the appendix [ ] to this Contract.

13.7 Adjustment to contract price

Contractor shall send notice in writing to Employer or Supervisor of the reason and adjusted amount of the contract price in 30 days after the happening of situations as following listed. The confirmed amount by Employer is the adjustable amount of the contract price and paid or deduct from the progress payment of this construction phase. Adjustments to contract price shall include as follows:

(1) Impact on contract price due to laws, regulations, change of national policies and the industry regulations shall be abide by after the execution this Contract;

(2) Approved increase or decrease of expenses of alteration by Employer in accordance to article 13.3 to article 13.5 of alteration procedures;

(3) Adjusted in accordance to other increased or decreased payment under this Contract or that Employer will not bear the responsibility of this adjustment if no payment increases or decreases is stipulated in this Contract except for otherwise regulated in applicable law;

(4) Adjustment to contract price is not involved in alteration to Contract.

13.8 Dispute on the adjustment to contract price

If no agreement is reached between parties hereto on the expenses of alteration of this project, adjustment to contract price or delay of completion date after negotiation, it shall be resolved in accordance to the article 16.3 on dispute and decision when dispute happens.

Article 14 Total contract price and payment

14.1 Total contract price and payment

14.1.1 Total contract price. This contract is a contract with a total price, the contract price shall not be adjusted except for article 13 of the change and the adjustment to the contract price, as well as other articles of relevant additional and reduced amount in this contract.

14.1.2 Payment

(1) The currency of the contract price is RMB and is paid to Contractor within China

(2) Employer shall pay the contract price to Contractor according to the payment category and payment schedule agreed upon in the Contract.

Contract Number：SMX-JSZH- 2020 - 003

14.2 Performance bonds (not applicable to this Contract)

14.2.1 Performance bonds. The format, amount and submission time is stipulated in the special terms if a performance guarantee should be submitted to Employer by Contractor under this Contract.

14.3 Payment in advance

14.3.1 Amount of the payment in advance. Employer agrees that the amount of advance payment shall be made in accordance with the contract price, of which the specific amount shall be agreed in the special terms.

14.3.2 Advance payment. Employer shall pay to Contractor at the agreed amount of advance payment under article 14.3.1 within 5 working days after that the Contract goes into effect, the agreement of main equipment is signed, and that the road fence has been completed (confirmed by Employer).

14.3.3 Deduction of advance payment

(1) Deduction from advance payment. The method, ratio and time arrangement of deduction from advance payment are agreed in the special terms.

(2) When Employer receives a certificate of acceptance or the termination of the contract, but the advance payment has not yet been deducted:

1) Employer has the right to deduct a sum or multiples from the amount payable to Contractor or belong to Contractor;

2) Employer has the right to deduct the amount not yet deducted from the performance bonds if agreed in this Contract but without agreement of submission of advance payment bonds when the deduction should exceed the amount payable to Contractor or belong to Contractor;

3) Employer has the right to require the remaining sum of money not yet deducted paid by Contractor payment if without performance bonds agreed under this Contract when the deduction should exceed the amount payable to Contractor or belong to Contractor

14.4 Payment for engineering progress

14.4.1 Project progress payment. Project progress payment includes the payment of design progress, progress, construction progress, and completion test progress, and fees of post completion test services and project contracting management, etc. The method, time, terms of payment are stipulated in the special terms agreed.

14.4.2 Other payables for progress in accordance to the specific situations are stipulated in the special terms.

14.5 Temporary deduction and payment of quality warranty

14.5.1 The temporary deduction of the quality warranty. According to the quality warranty amount agreed in article 11.2.1 and the its deduction agreed in article 11.2.2 quality warranty, the quality warranty bonds are temporarily deducted.

Contract Number：SMX-JSZH- 2020 - 003

14.5.2 Payment of quality warranty bonds

(1) In handling the completion and acceptance of the project and the completion and settlement of the project, Employer shall pay half of the total amount of the total quality bonds deducted temporarily under article 14.5.1(except as otherwise agreed upon in the special terms). After that, if Contractor fails to notify Employer of the new defects, or entrust Employer to repair the defects, Employer may deduct the incurred costs from the remaining warranty bonds. In the 15 days from the date of receipt of the certificate of acceptance, Employer shall pay the remains of the warranty bonds temporarily deducted to Contractor.

(2) In handling the completion and acceptance of the project and the completion and settlement of the project, Employer shall pay the remaining half of the quality warranty bonds after receipt of these bonds if Contractor apply for providing the remain half as approved by Employer. After that, if Contractor fails repair the new defects at its own expense, or entrust Employer to repair the defects, Employer may deduct the incurred costs from the remaining warranty bonds. In the 15 days after 1 year from the date of receipt of the certificate of acceptance, Employer shall return the bonds. The format, amount and time of submission of warranty bonds are agreed in the special terms.

14.6 Payment in accordance to payment schedule

14.6.1 Apply for payment according to the payment schedule. Application for payment according to the schedule, shall be based the Agreement of this Contract agreement on the contract price, and submitted by Contractor in accordance with the payment periods in special terms, progress of main image planned to achieve or completed main planned construction quantities (including design, construction, completion test and post completion test, etc.) and the amount of payment in each phase, as well as according to the format, content, number and submit time in special terms.

The amount of payment in application report of each phase includes:

(1) The amount applied of this phase as agreed in special terms;

(2) The increased or decreased amount of adjustment to contract price under article 13.7;

(3) The payable and deducted amount as agreed under article 14.3 of payment in advance;

(4) The paid and temporarily deducted amount as agreed under article 14.5 of quality warranty bonds;

(5) The increased or decreased amount in accordance to article 16.2 of compensation;

(6) The increased or decreased amount as agreed by supplemental agreement engaged on the other time to this Contract.

14.6.2 When Employer pays according to the schedule of payment, and that Contractor's actual work schedule and actual progress obviously lags behind the payment schedule, Employer shall have the right to reduce the amount of payment in the current period through negotiation with Contractor, and shall have the right to adjust the schedule of payment together with the contractor. The following payment application of Contractor and the payment of Employer shall be based on the adjusted payment schedule.

14.6.3 If payment shall be paid according to payment schedule as agreed article 14.6, no agreement of payment in accordance to the method of application for payment of month progress shall be reached in article 14.6.

14.7 Payment conditions and time arrangement

14.7.1 Payment conditions. In the event that Contractor submits the performance bonds, bonds shall be the condition for the payment by Employer; in the absence of agreed performance bonds, Employer shall pay the various payments as agreed. The payment in advance in article 14.7.2 shall be made according to the agreed article 14.3.2.

14.7.2 Project progress payment

(1) Application and payment at monthly progress. Employer shall review and pay within 25 days from the date of receipt of the monthly payment application report submitted by the Contractor according to article 14.5.1 of the monthly project progress.

(2) Application and payment at payment schedule. Employer shall review and pay within 25 days from the date of receipt of the payment application report of each phase submitted by the Contractor according to article 14.6.1.

Contract Number：SMX-JSZH- 2020 - 003

14.8 Delay of payment

14.8.1 Due to any reason attributable to Employer, from the 15th day of the beginning its failure to pay to Contractor all payments under this Contract, it shall pay to Contractor the overdue interest at similar loan interest rates with same term issued by people's bank of China as a deferred payment.

14.8.2 With Employer making payment delayed more than 15 days, Contractor shall have the right to send payment notice of request for payment to Employer, and if it still cannot pay after receipt of the notice, Contractor may suspend part of the work as a suspension by Employer, and comply with article 4.6.1 of the Employer’s suspension of execution.

When negotiating a deferred payment agreement, Employer shall pay at the amount, time, amount and interest agreed in the deferred payment agreement; When the two parties fail to reach a deferred payment agreement, leading to project cannot be implemented, Contractor may stop part or the whole of the project, with Employer being held liable for breach of contract, and the incurred critical path delay leading to project completion date postponed.

14.8.3 If Employer’s delay of payment amounts to more than 60 days, and affects the whole project, Employer shall pay overdue interests at two times interest rate of similar loan with same period promulgated by the people's bank of China, calculation of the period of the interest of deferred payment starts from the date of the delay of payment to the date of actual payment, as the default amount of deferred payment.

14.9 taxation matters and customs

14.9.1 Employer and Contractor shall, in accordance with the relevant tax regulations of the state, perform their respective duties and obligations, including import taxes.

14.9.2 One party shall be obliged to assist and cooperate in handling the tax exemption procedures when the import VAT and tariff reduction of the imported engineering equipment, materials and equipment of the contract shall be enjoyed by the other party.

14.10 payment of compensation

14.10.1 Determined by way of negotiation, or by the arbitration ruling, or court judgment of Employer’s claim for the amount of compensation, Employer can deduct the claimed amount from the monthly progress payment to be paid to Contractor or the payment according to the schedule of payment. When the payables to Contractor is not sufficient for deduction of the amount claimed by Employer, when Contractor commits the performance guarantee, it shall be deducted from the performance bonds. When the performance bonds are insufficient to be deducted or the performance bonds are not agreed upon, Contractor shall pay the claimed compensation separately.

14.10.2 Determined by way of negotiation, or by the arbitration ruling, or court judgment of Contractor’s claim for the amount of compensation, Contractor can list the claimed amount in the application for payment of monthly progress or of the schedule of payment and Employer shall pay accordingly in the payment of this phase. When Employer fails to do so , and that performance guarantee is being agreed to be submitted by Employer in this Contract, Contractor shall have the right to deduct from the performance bonds. Or when the performance bonds are not agreed upon in between parties hereto, Employer shall pay the claimed compensation separately.

14.11 settlement after completion

14.11.1 Submission of information of completion settlement. According to article 12.1, Contractor shall submit the report of completion settlement and complete information the completion settlement in 15 days after the confirmation by Employer of the acceptance report and the information of completion submitted by Contractor.

Contract Number：SMX-JSZH- 2020 - 003

14.11.2 Final information of completion settlement. Contractor shall make correction at its own expense and submit the final report of completion settlement and final information the completion settlement when both parties agree on the recommendations of corrections through review by Employer in 15 days after the receipt of the acceptance report and the information of completion submitted by Contractor. If the information of completion settlement is incomplete which leads to delay of settlement after completion and the delay of ensuing payment, Contractor shall bear all incurred liabilities of the events aforesaid.

14.11.3 Settlement of completion settlement. Employer shall, in accordance with the article 14.11.2 as agreed with Contractor, complete all payments of completion settlement within 15 days from the date of submission of the final completion settlement information. After the settlement, Employer returns Contractor the performance guarantees submitted by Contractor at requirement of article 14.2.1. Contractor shall return the payment guarantee to Employer submitted at requirement of article 14.2.2.

14.11.4 Failure to reply to the completion settlement report. If Employer fails to propose suggestions of modification as well as reply in 15 days after the receipt of report of completion settlement and complete information of completion settlement from Contractor in accordance article 14.11.1, it shall be deemed as an approval of Employer to the report and information aforesaid. Employer shall settle the payment for completion settlement according to the article 14.11.3.

14.11.5 Employer’s failure to pay the settlements of completion:

(1) If Employer fails to pay the remained payables of completion settlements to the Contractor under article 14.11.3, Contractor shall have the right to deduct the same sum of money from payment bonds submitted by Employer under article14.2.2.

If no payment bonds shall be submitted by Employer under article 14.2.2, Employer shall pay the delayed payments of completion settlements and its interest at the rate of similar loan with same period of Bank of China from the 31th day after the date of submission of final information for settlement from Contractor.

(2) In light of article 14.11.3, if Employer fails put forward amendment or reply within the agreed 30 days or fails to pay the remained amount of money of completion settlement to Contractor, it shall pay the delayed payments of completion settlements and its interest at the rate of similar loan with same period of Bank of China from the 31th day after the date of submission of final information for settlement from Contractor.

If Employer still fails to pay in 15 days after the date of submission of final information of completion settlement, Contractor may have the right to resolve it in subject to article 16.3 disputes and decisions.

14.11.6 Failure to submit completion settlement report and complete settlement information on time. In 15 days after Project completion acceptance report being approved by Employer, if Contractor fails to submit to Employer the completion settlement report and complete settlement data, resulting in that Project completion settlement cannot done normally, or project completion settlement can't be settled on time, Employer may require Contractor to deliver the Project, Contractor shall deliver at this require; or The Employer may not demand delivery of the Project, Contractor shall bear the cost and responsibility of custody, maintenance and keeping, not including any uses or accepted part of the Project according to the article 9 project acceptance.

14.11.7 Contractor’s failure to pay the completion settlements

(1) If Contractor fails to pay the remained payables of completion settlements to the Employer under article 14.11.3, Employer shall have the right to deduct the same sum of money from performance bonds submitted by Contractor under article14.2.1.

If the performance bonds are not sufficient to be deducted, Contractor shall pay the delayed payments of completion settlements and its interest at the rate of similar loan with same period of Bank of China from the 31th day after the date of submission of final information for settlement. Employer may the right to refers to article 16.3 disputes and decisions to resolve it when Contractor fails to pay in 60 days after the submission of final information for settlement.

Contract Number：SMX-JSZH- 2020 - 003

(2) if no performance bonds are agreed under this Contract, Contractor shall pay the delayed payments of completion settlements and its interest at the rate of similar loan with same period of Bank of China from the 31th day after the date of submission of final information. Employer may the right to refers to article 16.3 disputes and decisions to resolve it when Contractor fails to pay in 60 days after the submission of final information for settlement.

14.11.8 Disputes over completion settlements. When dispute over the payment of completion settlement in 30 days after Employer’s receipt of completion settlement report and complete information of completion settlement from Contractor, they may jointly entrust an engineering price consulting institution with appropriate qualified grade for completion settlement audit, and carry out the settlement according to the audit results. If the result of the audit is still in dispute, it shall be settled in accordance with article16.3 disputes and decisions.

Article 15 Insurance

15.1 Contractor’s insurance

15.1.1 The categories insurance covered by Contractor, which are designated by applicable laws, administrative regulations and special provisions, shall be involved in Contract Price. The type of insurance covered by Contractor, the scope of insurance, the amount of insurance, the duration of insurance and the duration of validity shall be stipulated in the special terms.

(1) Insurance shall be covered by stages according to requirements of the phase of construction, if it shall be covered by Contractor and subjected to applicable laws, administrative regulations and this special term.

(2) Contract Price will be adjusted in accordance to article 13 of alteration and adjustment to contract price, when new compulsive insurance is to be covered by Contractor under new issued law or administrative regulation during the execution of this Contract.

15.1.2 When the insurance policy is provided to the co-insured, the insurance indemnity shall be applied separately to each co-insured. Where Contractor represents his or her insured, the insurer shall ensure that the insured is in compliance with the terms and conditions stipulated in the policy and the amount of compensation.

15.1.3 Contractor receives the claims from the insurer for the loss, damage, damage, repair, purchase, reconstruction and compensation of the policy agreement.

15.1.4 Contractor shall provide Employer with a copy of the insurance policy, the photocopy of the premium payment documents and the certificate of entry into force of the insurance policy within the insured project and its insurance period.

15.2 All risks insurance and third-party liability insurance

For all risks and third-party liability insurance for construction engineering, installation engineering, whether the policy holder should be anyone of parties hereto, the other party shall be the insured under a contract of insurance at the same time. The specific policy holder is agreed in the special terms.

15.3 Other regulations about insurance

15.3.1 Contractor shall be responsible for the transportation of equipment, materials and parts, which shall be insured by Contractor. This insurance fee is included in the contract price, unless otherwise agreed in the special terms.

15.3.2 When the accident of insurance matters occurs, all parties present are responsible for the efforts to take necessary measures to prevent the enlarging of loss and damage.

15.3.3 The costs of insurance unmentioned in this Contract shall be borne by each party according to their respective needs.

Contract Number：SMX-JSZH- 2020 - 003

Article 16 breach, compensation and rulings

16.1 liability of breach

16.1.1 Employer shall bear liability of breach when the following happens:

(1) Employer fails execute in accordance to the section (1)，(2) of article 5.2.1 and article 5.1.1, fails to provide authentic, precise and complete processing technology and architectural model, fundamental information of this Project and information of on-sit defects;

(2) Employer fails to adjust the contract price according to article 13, and fails to pay the corresponding payment according to its category, amount, and time as agreed in regulation about advance payment, the construction schedule, completion settlement;

(3) Employer fails to execute other duties and obligations under this Contract.

Employer shall take remedial measures and compensate at the amount of the incurred loss of Contractor. Completion date shall be postponed if the delay critical path of Project happens. The liability of breach borne by Employer does not reduce or release of other duties and obligations of Employer continually being executed under this Contract.

16.1.2 Contractor shall bear liability of breach when the following happens:

(1) Contractor fails to behave as stipulated in article 6.2 of it carrying out on the provided equipment, materials, components of permanent engineering, as stipulated in article 7.5 of construction quality and its inspection, and fails to repair the defects;

(2) Contractor still fails the completion test after 3 times of it, or fails the post completion test after 3 times of it, which makes any part of or the entire project deprive of using value, productive value and using interests;

(3) Contractor fails to execute other duties and obligations under this Contract;

(4) Contractor transfer the project to other party with consent of Employer, or without necessary authorization, or forbid to transfer under the applicable law.

Contractor shall take actions to make up for and compensate for the incurred losses of Employer by such behaviors of breach above mentioned, which shall not reduce or release Contractor of continually executing other duties and obligations under this Contract.

16.2 Claim for compensation

16.2.1 The claim of Employer. If Employer thinks that Contractor has not execute the agreed duties, obligations and assignments under this Contract, that it has the right to obtain compensation borne by Contractor for the losses, damages and injuries to it according to this Contract and relevant situations and matters related to the documents and information of this Contract, and that Contractor has not yet fulfilled the obligation of compensation in accordance to this Contract, Employer shall have the right to claim for the compensation against Contractor, which shall base on laws and this Contract and be carried out through the procedures as following listed:

(1) Employer shall send notice of its claimant for compensation in 30 days after the happening of the event of compensation. If it fails to do so as aforesaid, Contractor will be released of any liability unless as ruled otherwise by law;

(2) Employer shall provide the information in writing related to the justified reasons, basis of articles, effective evidences which can be proved and estimates of compensation in 30 days after the sending out of the notice of the compensation;

(3) Contractor shall negotiate with Employer or reply it or require for further evidences and reasons of compensation in 30 days after receipt of information of compensation;

(4) If Contractor fails to negotiate, reply or propose further requirement to Employer in 30 days after receipt of information of compensation, its shall be deemed to be approved by Contractor to claim for compensation;

(5) If the event of compensation has lasting influence, the situation of it shall be send to Contractor, and that Employer submit the final compensation report and final estimates in 30 days after the stop of influence. The procedures of this shall be the same as agreed from section (1) to section (4) in this article.

Contract Number：SMX-JSZH- 2020 - 003

16.2.2 The claim of Contractor. If Contractor thinks that Employer has not execute the agreed duties, obligations and assignments under this Contract, that it has the right to obtain compensation borne by Employer for the losses, damages and injuries to it according to this Contract and relevant situations and matters related to the documents and information of this Contract as well as delay of completion date, and that Employer has not yet fulfilled the obligation of compensation in accordance to this Contract, Contractor shall have the right to claim for the compensation against Employer, which shall base on laws and this Contract and be carried out through the procedures as following listed:

(1) Contractor shall send notice of its claimant for compensation in 30 days after the happening of the event of compensation. If it fails to do so as aforesaid, Employer will be released of any liability unless as ruled otherwise by law;

(2) Contractor shall provide the information in writing related to the justified reasons, basis of articles, effective evidences which can be proved and estimates of compensation in 30 days after the sending out of the notice of the compensation;

(3) Employer shall negotiate with Contractor or reply it or require for further evidences and reasons of compensation in 30 days after receipt of information of compensation;

(4) If Employer fails to negotiate, reply or propose further requirement to Contractor in 30 days after receipt of information of compensation, its shall be deemed to be approved by Employer to claim for compensation;

(5) If the event of compensation has lasting influence, the situation of it shall be send to Employer, and that Contractor submit the final compensation report and final estimates in 30 days after the stop of influence. The procedures of this shall be the same as agreed from section (1) to section (4) in this article.

16.3 Disputes and rulings

16.3.1 Resolving procedures of disputes: when disputes happen, parties hereto shall first adopt negotiation to reach a settlement; or no settlement has been reached or the parties hereto explicitly express refusal to negotiate for a settlement, arbitration and legal actions can be adopted at the time. The name and place of the agreed arbitration institution is stipulated in the special terms.

16.3.2 Disputes unaffecting execution. When the dispute happens, the duties and obligations under this Contractor shall be executed continually to ensure the continuation of this project. Neither party shall stop engineering or part of it unless under circumstances stipulated as follows:

(1) One of the parties hereto makes it impossible to continually execute this Contract, which therefore is being stopped to execute by an agreement;

(2) Arbitration institution or the court rules to stop the execution.

16.3.3 Stopped engineering protection. Parties hereto shall, in accordance to their duties, obligations and responsibilities under this Contract, protect the relevant documents, information, drawings and completed engineering related to this Project as well as the equipment, materials and components for the stopped engineering or part of it as agreed in article 16.3.2.

Article 17 force majeure

17.1 Duties when force majeure happens

17.1.1 Duty of inform. The party who perceives or discovers the occurrence of the event of force majeure shall be obliged to immediately notify the other party. According to the provisions of this contract, the responsible party responsible for the on-site care of the project shall, in the event of the force majeure, take swift measures in its capacity to minimize the losses; The other side shall fully assist and take measures. Suspension of construction or work shall be made immediately.

17.1.2 Duty of Reporting. Within 48 hours after the end of the force majeure event, Contractor shall notify Employer of the damage and loss if the caretakers is Contractor. When the event of force majeure continues, Contractor reports Employer and the chief project director every week, unless otherwise agreed upon about the reporting period.

Contract Number：SMX-JSZH- 2020 - 003

17.2 Consequences of force majeure

The incurred expenses, of damages and losses resulted by the force majeure event, the incurred delay of completion date shall be determined according to the following provisions:

(1) the loss and damages to the equipment, materials, parts of permanent engineering hall be borne Employer;

(2) employee’s sufferings shall be disposed of respectively in accordance to the hiring relations;

(3) losses and damages to the machines, equipment, property and temporary engineering of Contractor shall be borne by Contractor;

(4) the loss of suspension suffered by Contractor due to force majeure shall be borne by Contractor;

(5) After the occurrence of the event of force majeure, the party shall bear the corresponding lasting liabilities and losses caused by the delay in the performance of the protection obligations stipulated in the Contract;

(6) When Employer notify to restore to construction, Contractor shall submit cleaning, repairing scheme and its estimate, and schedule arrangement of data and reports r within 20 days after being notified, or according to the specific conditions agreed by between each other by the time, and the cleaning, repairing fees shall be borne by the Employer after its confirmation. The completion date of the restoration shall be postponed accordingly.

Article 18 none

Article 19 effect and termination

19.1.1 Effect of this Contract. The Contract agreement shall come into force at the date as agreed in this Contract. The numbers of the originals and the copies of the Contract are agreed in the special terms.

19.1.2 In addition to the agreement of the quality warranty letter of this contract, the contract is terminated when the parties hereto have fulfilled all the obligations of completion and settlement of the Contract agreed upon by the parties.

19.1.3 After the termination of the Contract, the parties shall abide by the principle of good faith, and perform the obligation of notification, assistance and confidentiality.

Article 20 supplemental article

According to the stipulations of relevant laws and administrative regulations, industry regulations, combined with the project implementation, after reaching a negotiated consensus, the content of general terms and conditions can be specifically agreed, supplemented or altered in the special terms.

Contract Number：SMX-JSZH- 2020 - 003

Part 3 Special terms

Article 1 general regulations

1.1 Definitions and interpretations

According to the characteristics of this Contract, the other definition of supplementary agreement: none.

1.2 Languages.

This Contract is written, interpreted and explained in Chinese.

1.3 Applicable laws

Law and regulations needing to be designated by both parties hereof: Chinese laws and regulations, and designated departmental provision and local regulations of the project site.

1.4 Standards, regulations

1.4.1 The applicable standards and regulations(names): Typical Designs of Photovoltaic Generation Project (refers to appendix 1), Inspection and Acceptance Procedures of Construction Quality of Pv Power Station (appendix 2) and national and professional technical standards.

1.4.2 Names, numbers of copies and time of provisions of foreign standards by Employer: none.

1.4.3 Agreements in lack of written norms and standards: none at present.

Employer’s requirements of technology: Typical Designs of Photovoltaic Generation Project (refers to appendix 1), Inspection and Acceptance Procedures of Construction Quality of Pv Power Station (appendix 2) and national and professional technical standards.

Submitting time of construction organization design plan by Contractor: in 10 days after the Contract entering into effect.

Training agreement: to be supplemented after negotiation between both parties.

1.5 Confidential matters.

1. Signed commercial confidentiality agreement on: none.

2. Signed technical confidentiality agreement on: none.

Article 2 Employer

2.1 Delegate of Employer

Name of delegate of Employer: [     ];

Title of delegate of Employer: project manager;

Duties of delegate of Employer: supervising on the security, quality, progress, operation, management of construction of this Project in accordance to relevant national laws, regulations and provisions.

Article 3 Contractor.

3.1 Common duties and rights of Contractor.

3.1.1 As agreed between both parties hereto, Contractor shall submit the category , name, requirement, report term, submission time and number of copies of reports: to be negotiated.

Contract Number：SMX-JSZH- 2020 - 003

3.2 Project manager

3.2.1 Name of project manager: [ Hanshuai ]

Duty of project manager: managing the engineering construction of this Project in full charge.

Authority of project manager: strictly limited within the extent of this Project.

The agreement on replacing of project manager of or its part-time job of other project: the project manager shall not be part-time of other project manager at the same time, change of the project manager should be approved by Employer. Contractor shall be equipped with 2 persons to handle the external procedures, and the expenses of personnel and procedures shall be borne by Contractor.

3.3 subcontract

3.3.1 subcontracting agreement

The agreed subcontracting matters and short list of subcontractors: supplemented after negotiation.

Article 4 progress schedule, delay and suspension

4.1 Progress schedule

4.1.1 The number of copies time of the project schedule submitted by Contractor: 7 copies in written form, 1 in electronic form, and within 10 days after the Contract is signed.

4.1.2 Contractor shall, after commencement of the project, send the weekly report of the project and the monthly report of the project to Employer before 16:00 every Friday and before the 25th day of every month. The contents include: construction safety, quality and progress of this week and month, as well as the construction plan and construction safety, technology and other measures for next week, month.

4.2 Construction schedule

4.2.1 Construction schedule (in forms or words)

Submitted essential construction schedule(name): refers to the approved construction and organization scheme by land owner.

Submitted construction schedule of essential part(name): refers to the approved construction and organization scheme by land owner.

Article 5 technology and design

5.1 Production processing technology, architectural art modeling

5.1.1 Inspection guarantee value and use a function in engineering commissioning of production technology or architecture design provided by Contractor is as follows: Typical Designs of Photovoltaic Generation Project (refers to appendix 1), Inspection and Acceptance Procedures of Construction Quality of Pv Power Station (appendix 2) and national and professional technical standards. Or engineering commissioning inspection guarantee value and use function, respectively as follows: the main technical indicators refer to Typical Designs of Photovoltaic Generation Project (refers to appendix 1), Inspection and Acceptance Procedures of Construction Quality of Pv Power Station (appendix 2) and national and professional technical standards and national and professional technical standards.

5.2.2 Inspection guarantee value and use a function in engineering commissioning of production technology or architecture design provided by Employer is as follows: Typical Designs of Photovoltaic Generation Project (refers to appendix 1), Inspection and Acceptance Procedures of Construction Quality of Pv Power Station (appendix 2) and national and professional technical standards.

Or engineering commissioning inspection guarantee value and use function, respectively as follows: the main technical indicators refer to Typical Designs of Photovoltaic Generation Project (refers to appendix 1), Inspection and Acceptance Procedures of Construction Quality of Pv Power Station (appendix 2) and national and professional technical standards.

Contract Number：SMX-JSZH- 2020 - 003

5.2 Design

5.2.1 Duties of Employer

(1) Provision of basic project information. The category, content, number and time of the basic information provided by Employer: Employer entrusts Jiangsu Zhonghong Photovoltaic Engineering Technology Limited Company.to provide the basic materials free of charge.

(2) Provision of information for defects on the site. The category, content, number and time of the information for defects on the site provided by Employer: Employer entrusts Jiangsu Zhonghong Photovoltaic Engineering Technology Limited Company.to provide the defects information free of charge.

5.2.2 Duties of Contractor

(1) Through negotiation between two parties, Employer entrusts Contractor to provide basic information of the project, information of defects on the site, and it may propose further requirement within the time limit under this article.

5.2.3 Operations manual. The number of copies submitted and the final deadline: 7 copies in written form, 1 in electronic version, 1 month before the completion of the project.

Article 6 engineering materials

6.1 Provision of engineering materials

6.1.1 Categories, estimates and specifications of the equipment, materials and parts of the permanent works provided by Employer: none.

6.1.2 Categories, estimates and specifications of the equipment, materials and parts of the permanent works provided by Contractor: refers to the equipment list provide by design agency.

6.2 Project material storage and surplus

6.2.1 Storage of engineering materials

The categories and estimates of the project materials entrusted to Contractor: the photovoltaic module [      ] MWp.

Contractor shall submit the custody and maintenance plan in time of : within 10 days after the contract becomes effective.

Warehouse, yard, facilities and equipment provided by Employer: none.

Article 7 construction

7.1 Obligations to Employer

7.1.1 Provision of reference coordinate information

Contents and time of provision of reference coordinate information: none.

7.1.2 Entry conditions and date

Entry conditions of Contractor: in charge of Contractor

Entry date of Contractor: after 10 days of contract going into effect.

7.1.3 Temporary water, electricity, etc. Provided and provided by the contractor to provide temporary water, electricity and other categories and take the unit price: Contractor is responsible.

19.1.4 Other duties of Contractor: none.

Contract Number：SMX-JSZH- 2020 - 003

7.2 Obligations to Contractor

7.2.1 Construction organization design

The number and time of the design of the general construction organization of the project: 7 copies in written form, 1 in electronic form, and within 10 days after the contract takes effect.

The names, numbers, and time of submission of the main partial project construction organization design: civil engineering, component pile foundation, support engineering, systems engineering, engineering equipment installation and commissioning, monitoring and control system, roof reinforcement and improvement (if any).

7.2.2 Submitting information of temporary land occupation

Time to submit information of temporary land occupation: should be provided during the project design phase.

7.2.3 Submitting information of temporary usage of water and electricity

The quality, normal dosage, peak quantity and usage time of water and electricity needed by Contractor: none.

Categories and quantities temporary usage of water, electricity for construction provided by Employer: in charge of Contractor.

The time of submission of the location data of such point of water and electricity: none.

7.2.4 Other duties of Contractor: none.

7.3 Resources of manpower and machines.

7.3.1 The format, content, share and submission time of the list of human resource planning: refers to the construction organization design scheme. The report format, number and reporting period of the actual entry of human resources: refers to the design plan of the construction organization.

7.3.2 The format, content, share and submission time of the list of machinery resource planning: refers to the construction organization design scheme. The report format, number and reporting period of the actual entry of machinery resources: refers to the design plan of the construction organization.

7.4 Quality and inspection

7.4.1 Inspected parts and participants.

Parts, standards and formats of three parties: Inspection and Acceptance Procedures of Construction Quality of Pv Power Station (appendix 2) and national and professional technical standards.

7.5 Covert engineering and inspected intermediate parts

7.5.1 Covert engineering and inspected intermediate parts

The classification, site, quality inspection contents, standards, forms and the agreements of participants of required inspection covert engineering and the sipected intermediate parts shall be made by the supervision organization.

7.6 Health, security and environmental management

7.6.1 Health, security and environmental management

The number and time of the health, safety and environmental management plans are submitted: 7 in written form, 10 days before the project starts.

All of the above submitted documents should be provided with a copy of the electronic file (CAD, WORD, EXCEL, etc.)

7.6.2 The two parties sign the project security agreement before the project starts, as shown in appendix [v]

Contract Number：SMX-JSZH- 2020 - 003

Article 8 completion test

This contract project contains the completion test.

8.1 Duties of completion test

8.1.1 The general obligation of Contractor

(1) completion test plan

The number and time of submission of the completion test plan: 7 copies in written form and 10 days before the completion test.

All of the above submitted documents should be provided with a copy of the electronic file (CAD, WORD, EXCEL, etc.)

Article 9 acceptance for project

9.1 Acceptance for project

9.1.1 Accepted by engineering

Date of acceptance by engineering: after 240 hours of commissioning and defects rectification is completed, party A shall, within seven working days, organized the acceptance, or otherwise regarded as acceptance of the project.

9.1.2 Receiving project information

The categories, contents, shares and time of the completion test information shall be submitted: 7 copies of written form, one copy of the CD, and one month after the completion and acceptance of the project.

All of the above submitted documents should be provided with a copy of the electronic file (CAD, WORD, EXCEL, etc.)

Article 10 post completion test

10.1 Duties and obligations

10.1.1 Duties of Employer

(1) Other duties and works: none.

10.1.2 Duties of Contractor

(1) The number and time of the test scheme submitted to Employer of post completion test: refers to the construction organization design scheme.

(2) Other duties and works: none.

10.2 Procedures of post completion test

10.2.1 Implemented as test scheme determined by two parties.

10.2.2 Inform of test date after completion

The date of the beginning of the post completion test: from the date of signature of supervisor.

10.3 Post completion test and trial run examination

10.3.1Trail run examination

(1) Term of trial run examination: 240 hours.

Contract Number：SMX-JSZH- 2020 - 003

10.4 Failure to pass examination

10.4.1 Compensation for failure to pass examination

1) Compensation for production process technology or the architectural model provided by Contractor failing to pass the test run Engineering compensation: both parties hereto shall rectify prescribed time. If Contractor has not passed the inspection after rectification within prescribed time, it shall compensate the losses of Employer after confirmed by a third party and the compensation will not release it of further rectification. Contractor shall indemnify Employer for the losses caused by it, and shall not be exempted from further rectification to pass the test run.

2) Compensation for production process technology or the architectural model provided by Employer failing to pass the test run.

Contractor shall compensate for the losses of Employer which are caused by it, and it shall not be released of the liability of further rectifying to pass the examination.

10.5 Certificate of passing examination

10.5.1 Certificate of post completion test and the examination shall be awarded by engineering under this Contract.

Article 11 Quality warranty liability

11.1 warranty bonds

11.1.1 warranty bonds

The amount of quality warranty shall be component equipment as : [ 3 ] %.

Method of deduction of the quality warranty refers to appendix [ 3 ], the warrant bonds are effective as long as 1 year (from the date of awarding of qualification certificate after the passing of acceptance).

Term of quality warranty: 1 year for the whole system (from the date of acceptance), 5 years and more for such main equipment as inverter, transformer, etc. details refers to technical agreement.

11.2 Engineering quality warranty agreement refers to appendix [ 3 ]

Article 12 project acceptance

12.1 Information of completion and the report of acceptance

12.1.1 Information of completion and the report of acceptance

The format, number and time of submission of the acceptance report: 7 copies of format of word, one copy of the CD, and within 2 months after the completion acceptance.

The format, the number of copies and the time of submission of complete information of completion: word format, 7 copies of format of word, one copy of the CD, and within 2 months after the completion acceptance.

All of the above submitted documents should be provided with a copy of the electronic file (CAD, WORD, EXCEL, etc.).

Contract Number：SMX-JSZH- 2020 - 003

Article 13 Alteration and adjustment to contract price

13.1 Alteration extent

13.1.1 other alteration

Other agreed alteration extent according to the features of this Project: none.

13.1.2 Determination of alteration of price

Agreed calculation measure of every alteration to price: none.

Article 14 total contract price and payment

14.1 Total contract price RMB [ 233,641,980.00 ], (capitalizing form [      ])

14.2 validity

14.2.1 This Contract goes into effect with acquiring conditions as followed:

A. Contractor starts construction on the outside line, the contract of the main equipment shall be signed, the road and the fence shall be completed and confirmed by Employer;

B. Acquiring for filing of this Project;

C. Acquiring for approval document from provincial government;

D. Financial receipt of equal sum of money;

Employer pay to Contractor [20] % of contract price (by way of wire transfer) after all these conditions are fulfilled and receiving of financial receipt of equal sum of money from Contractor;

14.2.2 Employer pay [ 50 ] % of engineering price in 5 working days after receipt of financial receipt of equal sum of money from Contractor and 10MW of pile foundation and frame of this project has been finished and first batch of solar panel has arrival on the site.

14.2.3 When completion acceptance has been completed, within 5 working days after the Purchaser's confirmation and receiving financial receipt of corresponding amount from the Vendor, the Purchaser shall pay 12% of the total Contract Price (by telegraphic transfer)

14.2.4 Quality bonds amount to 3% of engineering price and its validity period lasts 1 year. Employer shall pay the bonds to Contractor after that this Project has passed the acceptance.

Contract Number：SMX-JSZH- 2020 - 003

14.3 Agreed invoice：the special invoice of VAT.

14.4 Performance bonds

14.4.1 Performance bonds: none.

14.4.2 Release of performance bonds

14.4.2.1 Within one year from the date of completion settlement, if the project output did not meet the requirements as agreed, Party A can deduct directly generating capacity margin bonds to make up the loss, if the bonds are not enough to make up for, Party B shall complement, and Party B shall add to this project at his own expense.

14.4.2.2 If Contractor fails to fulfill the obligations under this Contract within the validity period of the guarantee, Employer shall have the right to recover from the guarantee. Employer has the right to continue to recourse to Contractor for the insufficient part.

Article 15 insurance

15.1 Contractor's insurance

The parties hereto agree that the type of insurance shall covered by Contractor, the scope of insurance, the amount of insurance, the duration of the insurance and the duration of the term: during the construction period of the project.

15.2 All risk insurance and third-party liability

Insurance of Employer：

The personal insurance of the employees of Employer and other contractors；

The car insurance of the employees of Employer and other contractors；

The insurance covered by Contractor, including but not limited to:

All risk insurance of construction installation within the contracting contract;

Third-party liability insurance；

Car insurance of contractor.

Insurance company (including contractors and owner) shall be choose through bidding organized by the insurance broker designated by the owner.

Article 16 Contract dispute settlement, contract effect and termination

Any dispute arising out of or in connection with this contract shall be settled by both parties through friendly negotiation. If negotiation fails, either party may submit the dispute to Shanghai arbitration commission for arbitration. The arbitration decisions shall be final and binding upon both parties. The arbitration fee shall be borne by the losing party.

The rest of the Contract shall continue until the result of the ruling has been made.

This contract is made in duplicate, with each party holding one copy.